                                                                 Exhibit 10.43.1

                                  MASTER LEASE

                                     BETWEEN

                     JER/NHP SENIOR LIVING ACQUISITION, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY;

                       JER/NHP SENIOR LIVING TEXAS, L.P.,
                          A TEXAS LIMITED PARTNERSHIP;

                      JER/NHP SENIOR LIVING WISCONSIN, LLC,
                    A DELAWARE LIMITED LIABILITY COMPANY; AND

                       JER/NHP SENIOR LIVING KANSAS, INC.,
                              A KANSAS CORPORATION

                           COLLECTIVELY AS "LANDLORD"

                                       AND

                               ALS LEASING, INC.,
                           A DELAWARE CORPORATION; AND

                        ASSISTED LIVING PROPERTIES, INC.,
                              A KANSAS CORPORATION

                            COLLECTIVELY AS "TENANT"


                              DATED: APRIL 9, 2002

1.   Term.....................................................................2

2.   Rent.....................................................................2

     2.1       Initial Term Minimum Rent......................................2

     2.2       Landlord's Investment; Rent Adjustments........................3

     2.3       Renewal Term Minimum Rent......................................3

     2.4       Rent Caps and Floors...........................................4

     2.5       Manlius Rent...................................................4

     2.6       Payment Terms..................................................6

     2.7       Absolute Net Lease.............................................6

3.   Late Charges.............................................................6

4.   Security Deposit; Collateral for Lease Obligations.......................6

5.   Taxes and Other Charges..................................................7

     5.1       Tenant's Obligation............................................7

     5.2       Protests.......................................................8

     5.3       Tax Impound and Escrow.........................................8

6.   Insurance................................................................9

     6.1       Requirements...................................................9

     6.2       Exceptions to Insurance Requirements..........................11

     6.3       Reimbursement of Landlord's Insurance Costs...................11

     6.4       Determination of Commercial Reasonableness....................11

7.   Use, Regulatory Compliance and Preservation of Business.................12

     7.1       Permitted Use; Qualified Care.................................12

     7.2       Regulatory Compliance.........................................12

     7.3       Preservation of Business......................................13

     7.4       Coverage Ratio................................................13

8.   Acceptance, Maintenance, Upgrade, Alteration and Environmental..........14

     8.1       Acceptance "AS IS"; No Liens..................................14

     8.2       Tenant's Maintenance Obligations..............................14

     8.3       Upgrade Expenditures..........................................14

     8.4       Alterations by Tenant.........................................15

     8.5       Hazardous Materials...........................................16

9.   Tenant Property and Security Interest...................................16

     9.1       Tenant Property...............................................16

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
     9.2       Landlord's Security Interest and Financing Statements.........17

10.  Financial, Management and Regulatory Reports............................18

11.  Representations and Warranties..........................................18

     11.1      By Landlord...................................................18

     11.2      By Tenant.....................................................18

12.  Events of Default.......................................................20

     12.1      Occurrence....................................................21

13.  Remedies................................................................22

     13.1      General.......................................................22

     13.2      Tenant Repurchase/Receivership................................23

     13.3      Remedies Cumulative; No Waiver................................23

     13.4      Performance of Tenant's Obligations...........................24

14.  Provisions on Termination...............................................24

     14.1      Surrender of Possession.......................................24

     14.2      Removal of Tenant Personal Property...........................24

     14.3      Management of Premises........................................25

     14.4      Holding Over..................................................25

     14.5      Survival......................................................25

15.  Certain Landlord Rights.................................................25

     15.1      Entry and Examination of Records..............................25

     15.2      Grant Liens; Change in Zoning.................................26

     15.3      Subordination, Attornment and Nondisturbance..................26

     15.4      Estoppel Certificates.........................................26

     15.5      Conveyance Release............................................26

16.  Assignment and Subletting...............................................26

17.  Damage by Fire or Other Casualty........................................27

18.  Condemnation............................................................28

19.  Indemnification.........................................................28

20.  Attorneys Fees; Disputes................................................28

21.  Notices.................................................................29

22.  Miscellaneous...........................................................30

23.  Wisconsin Purchase Facilities...........................................31

     23.1      Tenant Purchase Option........................................31

     23.2      Landlord Disposition Rights...................................32

     23.3      Adjustment to Landlord's Investment...........................32

24.  Quiet Enjoyment.........................................................32

25.  Landlord Maintenance Obligation.........................................32

     25.1      Maintenance Contractors.......................................32

     25.2      Request for Service...........................................32

     25.3      Costs and Expenses............................................33

     25.4      Report on Activities..........................................33

     25.5      Transition....................................................33

26.  Advisory Fee............................................................33

EXHIBITS AND SCHEDULES:

EXHIBIT A      LEGAL DESCRIPTIONS

EXHIBIT B      LANDLORD PERSONAL PROPERTY

EXHIBIT C      FAIR MARKET VALUE

EXHIBIT D      PERMITTED EXCEPTIONS

EXHIBIT E      CERTAIN DEFINITIONS

EXHIBIT F      FINANCIAL, MANAGEMENT AND REGULATORY REPORTS

SCHEDULE 1A    LANDLORD ENTITIES

SCHEDULE 1B    TENANT ENTITIES

SCHEDULE 2     FACILITY INFORMATION: BUSINESS, BEDS, TRADENAMES, ETC.

SCHEDULE 3     EXCEPTIONS TO INSURANCE REQUIREMENTS

SCHEDULE 4     EXISTING FACILITIES EXEMPT FROM RADIUS RESTRICTION

SCHEDULE 5     EXCEPTIONS TO TENANT'S REPRESENTATIONS AND WARRANTIES

SCHEDULE 6     INITIAL CAPITAL EXPENDITURE ITEMS

SCHEDULE 7     WISCONSIN PURCHASE FACILITIES

SCHEDULE 8     MANLIUS FINANCING DOCUMENTS

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

                                  MASTER LEASE
                                (MEDITRUST POOL)

      This "MASTER LEASE" is entered into effective as of April 9, 2002 (the "EFFECTIVE DATE") among the ENTITIES LISTED ON SCHEDULE 1A (collectively, "LANDLORD"), and ALS LEASING, INC., a Delaware corporation ("ALS LEASING"), and ASSISTED LIVING PROPERTIES, INC., a Kansas corporation ("ALP" and, collectively with ALS Leasing, "TENANT"), for the respective real properties and improvements thereon (collectively, the "FACILITIES") as set forth on Schedules 1A and 1B and as legally described on Exhibit A and the "LANDLORD PERSONAL PROPERTY" associated therewith as described in Exhibit B or as may be acquired after the Effective Date (collectively, the "PREMISES"), each used as a licensed healthcare facility of the type described on Schedule 2 (individually as so utilized, and collectively, the "BUSINESS"). Landlord and Tenant have also concurrently entered into a LETTER OF CREDIT AGREEMENT (the "LC AGREEMENT") pursuant to which Tenant shall provide certain collateral to Landlord for the performance of its obligations under this Master Lease. Pursuant to its concurrent GUARANTY OF MASTER LEASE AND LETTER OF CREDIT AGREEMENT (the "GUARANTY"), Alterra Healthcare Corporation, a Delaware corporation ("GUARANTOR"), has guaranteed Tenant's obligations hereunder. In consideration of the mutual covenants, conditions and agreements set forth herein, Landlord hereby leases the Premises to Tenant for the Term upon the terms and conditions provided below. Certain capitalized terms used in this Master Lease are defined on Exhibit E.

                    RECOGNITION OF INDIVISIBLE MASTER LEASE;
                      IRREVOCABLE WAIVER OF CERTAIN RIGHTS

      Tenant and Guarantor each acknowledge and agree that this Master Lease constitutes a single, indivisible lease of the entire Premises, and the Premises constitutes a single economic unit. The Minimum Rent, other Rent payable hereunder and all other provisions contained herein have been negotiated and agreed upon based on the intent to lease the entirety of the Premises as a single and inseparable transaction, and such Minimum Rent, other Rent and other provisions would have been materially different had the parties intended to enter into separate leases or a divisible lease. Any Event of Default under this Master Lease shall constitute an Event of Default as to the entire Premises.

      Tenant and Guarantor each further acknowledge and agree that Landlord is entering into this Master Lease as an accommodation to Tenant and Guarantor. Each of the entities comprising Tenant and Guarantor, in order to induce Landlord to enter into this Master Lease, to the extent permitted by law:

      A. Agrees, acknowledges and is forever estopped from asserting to the contrary that the statements set forth in the preceding paragraphs of this Section are true, correct and complete;

      B. Agrees, acknowledges and is forever estopped from asserting to the contrary that this Master Lease is a new and de novo lease, separate and distinct from any other lease between any of the entities comprising Tenant and any of the entities comprising Landlord that may have existed prior to the date hereof;

      C. Agrees, acknowledges and is forever estopped from asserting to the contrary that this Master Lease is a single lease pursuant to which the collective Premises are demised as a whole to Tenant;

      D. Agrees, acknowledges and is forever estopped from asserting to the contrary that if, notwithstanding the provisions of this Section, this Master Lease were to be determined or found to be in any proceeding, action or arbitration under state or federal bankruptcy, insolvency, debtor-relief or other applicable laws to constitute multiple leases demising multiple properties, such multiple leases could not, by the debtor, trustee, or any other party, be selectively or individually assumed, rejected or assigned;

      E. Forever knowingly waives and relinquishes any and all rights under or benefits of the provisions of the Federal Bankruptcy Code Section 365 (11 U.S.C.
Section 365), or any successor or replacement thereof or any analogous state law, to selectively or individually assume, reject or assign the multiple leases comprising this Master Lease following a determination or finding in the nature of that described in the foregoing Section D.

      1. TERM. The "TERM" of this Master Lease is the Initial Term plus all Renewal Terms, and a "LEASE YEAR" is the twelve (12) month period commencing on January 1st of each year of the Term. The "INITIAL TERM" commences on April 10, 2002 and ends on December 31, 2020, and may be extended for two (2) separate "RENEWAL TERMS" of ten (10) years each if: (A) not more than thirty (30) days before or after the date that is fifteen (15) months prior to the end of the then current Term, Tenant delivers to Landlord written notice (a "RENT DETERMINATION NOTICE") that Tenant desires to determine the applicable Minimum Rent for a subsequent Renewal Term pursuant to the provisions of Section 2.3 below for the purpose of evaluating whether Tenant desires to exercise its right to extend the then current Term for one (1) Renewal Term, (B) on or prior to the date that is twelve (12) months prior to the end of the then current Term, Tenant delivers to Landlord written notice (a "RENEWAL NOTICE"), which shall be irrevocable by Tenant, stating that it desires to exercise its right to extend this Master Lease for one (1) Renewal Term; (C) there is no Event of Default on the date Landlord receives the Rent Determination Notice (the "EXERCISE DATE"), the date Landlord receives the Renewal Notice or on the last day of the then current Term; and (D) the Minimum Rent for the Renewal Term is determined pursuant to Section 2.3 on or before the date that is twelve (12) months prior to the end of the then current Term.

      2. RENT. During the Term, Tenant shall pay Landlord "RENT" consisting of "MINIMUM RENT" determined as provided in this Section 2 and such other sums as may be described in this Master Lease as Rent. The monthly Minimum Rent for any month that begins or ends on other than the first or last day of a calendar month, and the annual Minimum Rent for any Lease Year that begins on other than the fist day of a Lease Year, shall be prorated based on actual days elapsed.

            2.1 INITIAL TERM MINIMUM RENT. During the Initial Term, "MINIMUM RENT" per Lease Year is equal to Landlord's Investment (as defined below) multiplied by the Initial Term Applicable Rate. The "INITIAL TERM APPLICABLE RATE" for each Lease Year (or portion thereof) shall be (A) the Initial Term Base Rate (as defined below) for the portion of the Lease Year from the Effective Date to December 31, 2002, (B) the Initial Term Base Rate plus the CPI Increase (as defined below), not to exceed 30/100ths of one percent (.30%), for the first (1st) Lease Year, (C) the Initial Term Applicable Rate in effect in the immediately preceding Lease Year plus the CPI Increase, not to exceed 30/100ths of one percent (.30%), for the second (2nd) through the fourth
(4th) Lease Years, and (D) the Initial Term Applicable Rate in effect in the immediately preceding Lease Year plus the CPI Increase, not to exceed 25/100ths of one percent (.25%), for the fifth (5th) Lease Year and each Lease Year thereafter during the Initial Term. The "INITIAL TERM BASE RATE" shall be equal to eleven and one-half percent (11.5%). The "CPI INCREASE" shall be calculated annually by comparing the CPI (as defined below) in effect on the first calendar day of the immediately preceding Lease Year (or calendar year with respect to the first (1st) full Lease Year) to the first calendar day of the then current Lease Year and multiplying by three (3). The "CPI" shall mean the Consumer Price Index for All Urban Wage Earners and Clerical Workers, United States Average, Subgroup "All Items" (1982 - 1984 = 100), as published by the United States Department of Labor, Bureau of Labor Statistics, or similar index if the same becomes unavailable

            2.2 LANDLORD'S INVESTMENT; RENT ADJUSTMENTS.

            (A) "LANDLORD'S INVESTMENT" in the Premises, shall mean NINETY-SIX MILLION FOUR HUNDRED FORTY-FOUR THOUSAND SEVEN HUNDRED NINETY-TWO DOLLARS ($96,444,792), which includes the outstanding principal amount of the Manlius Financing on the Effective Date, and includes as of the Effective Date the amount of ONE MILLION FIVE HUNDRED SIXTY-SEVEN THOUSAND TWO HUNDRED TWENTY-TWO DOLLARS ($1,567,222) representing the sums payable pursuant to Section 26, plus, as of the date of such funding, the amount of TWO MILLION DOLLARS ($2,000,000) which may be funded by Landlord into the CapEx Reserve or otherwise made available to Tenant pursuant to Section 8.3, plus any amount for Alterations advanced by Landlord pursuant to Section 8.4, plus any amount elected to be added by Landlord pursuant to Section 13.4, plus any other amount that, in accordance with any other term of provision of this Master Lease, is to be added to Landlord's Investment, and minus any net award paid to Landlord for a Partial Taking pursuant to Section 18, minus any amounts to be subtracted therefrom as a result of the sale or other disposition of any of the Wisconsin Facilities pursuant to Section 23.3, minus any other net capital proceeds received by Landlord for any portion of the Premises sold or conveyed, including any portion of the Premises as to which Tenant acquires title pursuant to the operation of the Put set forth in Section 13.2 or otherwise, as to any portion of the Premises for which this Master Lease is terminated during the Term in accordance with its terms, and minus any other amount that, in accordance with any other term of provision of this Master Lease, is to be subtracted from Landlord's Investment.

            (B) Concurrently with any increase or decrease in Landlord's Investment during the Term as described in Section 2.2(a), the Minimum Rent then due and payable for the balance of the applicable Lease Year and Term shall be recalculated and reset based on the adjusted Landlord's Investment.

            2.3 RENEWAL TERM MINIMUM RENT. To establish a fair market Minimum Rent for the Premises during the Renewal Terms, the Minimum Rent for each Renewal Term shall be reset and expressed as an annual amount equal to the product of: (A) Landlord's Investment in the Premises on the Exercise Date for such Renewal Term (provided that, if the "FAIR MARKET VALUE" of the Premises on such Exercise Date as established pursuant to

Exhibit C, is greater than the then Landlord's Investment, such Landlord's Investment shall be adjusted for purposes of this Master Lease to be equal to such Fair Market Value), and (B) the Renewal Term Applicable Rate. The "RENEWAL TERM APPLICABLE RATE" for each Lease Year shall be (I) the Renewal Term Base Rate for the first (1st) Lease Year of each Renewal Term, and (II) the Renewal Term Applicable Rate in effect in the immediately preceding Lease Year plus the CPI Increase, not to exceed 25/100ths of one percent (.25%), for the second
(2nd) Lease Year and each other Lease Year of each Renewal Term. The "RENEWAL TERM BASE RATE" in each Renewal Term shall be a percentage equal to SIX HUNDRED TWENTY-NINE (629) basis points over the 10-Year U.S. Treasury Rate in effect on the applicable Exercise Date.

            2.4 RENT CAPS AND FLOORS.

            (A) Notwithstanding any of the other terms of this Master Lease, in no event shall the Minimum Rent in the first (1st) Lease Year of any Renewal Term exceed ONE HUNDRED TWENTY-FIVE PERCENT (125%) of the Minimum Rent due for the last Lease Year of the Initial Term or preceding Renewal Term, as applicable.

            (B) Notwithstanding any of the other terms of this Master Lease, in no event shall the Minimum Rent in the first (1st) Lease Year of any Renewal term be less than ONE HUNDRED PERCENT (100%) of the Minimum Rent due for the last Lease Year of the Initial Term or preceding Renewal Term, as applicable.

            2.5 MANLIUS RENT.

            (A) Tenant acknowledges that, in connection with Landlord's acquisition of the Manlius Facility, Tenant has requested that Landlord assume the Manlius Financing. In consideration thereof, and as additional Rent payable hereunder, Tenant shall pay as and when due and prior to any delinquency and without incurring or causing the accrual of any penalty, late charge or default interest in connection therewith, the Manlius Debt Service. Tenant shall pay the Manlius Debt Service to the entities, and in the manner, required by the Manlius Financing Documents. Without limitation of any other provision contained in this Master Lease or in any of the Manlius Financing Documents, Tenant further covenants and agrees to fully perform and discharge, at the times and in the manner required thereunder, all of the undertakings, obligations and responsibilities of the borrower under the Manlius Financing Documents, including all reporting, regulatory, indemnity, environmental and maintenance (subject to Landlord's obligations, if any, under Section 25) requirements. At no cost or expense to itself, Landlord will reasonably cooperate with Tenant to fulfill any reporting or similar requirements under the Manlius Financing Documents that could not reasonably be performed by Tenant in the absence of such cooperation and will perform all obligations under the Manlius Financing Documents that could only be performed by Landlord, which are limited to (I) the requirement that Landlord remain in good standing and not dissolve its existence and (II) the requirement that Landlord not willfully cause any default under the Manlius Financing Documents. The amounts actually paid by Tenant and received by the appropriate payee during any calendar month for Manlius Debt Service (excluding any penalty, late charge or default interest) shall be credited against the amount of Minimum Rent payable by Tenant in such month, provided that (Y) no Event of Default is then continuing, and (Z) the amount of such credit shall not, in any event, exceed Landlord's yield under this Master Lease on the principal amount of the Manlius Financing assumed by Landlord. Without in any way limiting Tenant's obligations to make such payments in accordance with this Section 2.5, if at any time any payment of Manlius Debt Service is not paid when due, Tenant shall provide immediate written notice to Landlord of such nonpayment. Tenant shall from time to time upon reasonable advance request of Landlord provide to Landlord evidence of payments of Manlius Debt Service or otherwise made in connection with the Manlius Financing.

            (B) Except to the extent provided to the contrary in the immediately succeeding sentence, Landlord will pay to the Persons entitled thereto the outstanding principal amount of the Manlius Financing at the scheduled maturity thereof, provided that Tenant shall remain responsible for and shall pay when due all other amounts constituting Manlius Debt Service or otherwise owed in connection with the Manlius Financing and which are to be paid at such scheduled maturity. Notwithstanding the foregoing, in the event that the maturity of the Manlius Financing is accelerated due to a default by Tenant or any Affiliate of Tenant thereunder or for any other reason except a default by Landlord in connection with such maturity or otherwise under the Manlius Financing Documents, Tenant shall be responsible for and shall pay the outstanding principal amount of the Manlius Financing when due, and all other amounts constituting Manlius Debt Service or otherwise owed in connection with the Manlius Financing and which are to be paid at such time. In the event that Landlord willfully causes or creates any default under the Manlius Financing Documents resulting in any acceleration thereunder or any penalty, late charge or default interest, Landlord shall be responsible for and shall pay all amounts, costs and expenses due under the Manlius Financing Documents on account of such default, including without limitation all penalties, late charges, default interest, principal, interest and increased Taxes.

            (C) During the continuance of any Event of Default or any default or breach by Tenant or any Affiliate of Tenant under the Manlius Financing Documents after expiration of any period expressly provided for notice, cure or both, Landlord may (I) in Landlord's sole and absolute discretion, require Tenant to pay, in whole or in part, all outstanding principal of and other amounts then due on or in connection with the Manlius Financing, or (II) in its sole and absolute discretion, but shall be under no obligation to Tenant to, (A) prepay, in whole or in part, all outstanding principal of and other amounts then due on or in connection with the Manlius Financing, or (B) make any payment of, or due on or in connection with, the Manlius Debt Service. Any amount paid by Landlord pursuant to Section 2.5(c)(ii) shall be treated in accordance with
Section 13.4. Landlord agrees that, except during the continuance of any Event of Default or any default or breach by Tenant or any Affiliate of Tenant under the Manlius Financing Documents after expiration of any period expressly provided for notice, cure or both, it shall not prepay, nor shall it require Tenant to prepay before scheduled maturity, in whole or in part, the outstanding principal amount of the Manlius Financing.

            (D) Notwithstanding any other provision of this Section 2.5, in no event shall Tenant be entitled to a credit against any payment of Minimum Rent for any payment made by Landlord on or toward the Manlius Financing. In the event that Landlord receives notice that any payment required by Tenant of Manlius Debt Service or otherwise on or in connection with the Manlius Financing was not in fact made as and when required under this Section 2.5, any credit against Minimum Rent taken on account thereof shall be immediately revoked and Minimum Rent in the amount of such credit shall be immediately due and payable.

            (E) At all times during the Term that the Agency Lease remains in force and effect, this Master Lease shall be deemed to be a sublease of the Manlius Facility by Landlord to Tenant subject to the Agency Lease. Concurrently with any termination of the Agency Lease during the Term, this Master Lease shall become a prime lease of the Manlius Facility by Landlord to Tenant.

            2.6 PAYMENT TERMS. All Rent and other payments to Landlord shall be paid by WIRE TRANSFER ONLY. Minimum Rent and all amounts to be paid concurrently therewith shall be paid in advance in equal monthly installments on or before the first (1st) business day of each calendar month (or, with respect to the first such payment due hereunder, on the Effective Date).

            2.7 ABSOLUTE NET LEASE. All Rent payments shall be absolutely net to Landlord, free of any and all Taxes, Other Charges, and operating or other expenses of any kind whatsoever, all of which shall be paid by Tenant. Tenant shall continue to perform its obligations under this Master Lease even if Tenant claims that it has been damaged by Landlord. Thus, Tenant shall at all times remain obligated under this Master Lease without any right of set-off, counterclaim, abatement, deduction, reduction or defense of any kind; provided, however, that the foregoing shall not preclude (A) Tenant from bringing a separate action against Landlord for breach of its obligations under Section 24, or (B) Tenant receiving a credit against Minimum Rent due in any month for payments made on the Manlius Debt Service pursuant to Section 2.5(a). Tenant's sole right to recover damages against Landlord under this Master Lease shall be to prove such damages in a separate action.

      3. LATE CHARGES. The late payment of Rent or other amounts due will cause Landlord to lose the use of such money and incur administrative and other expenses not contemplated under this Master Lease. While the exact amount of the foregoing is extremely difficult to ascertain, the parties agree that as a reasonable estimate of fair compensation to Landlord, if any Rent or other amount is not paid (A) on the due date for such payment (without consideration of any grace period that may be applicable in connection therewith), then Tenant shall thereafter pay to Landlord on demand a LATE CHARGE equal to FIVE PERCENT (5%) of such delinquent amounts, and (B) within ten (10) days after the due date for such payment, such unpaid amount shall ACCRUE INTEREST from such date at the "AGREED RATE" of FIVE PERCENT (5%) PLUS THE PRIME RATE of interest then charged by Wells Fargo Bank, N.A., San Francisco, CA.

      4. SECURITY DEPOSIT; COLLATERAL FOR LEASE OBLIGATIONS.

            4.1 Tenant shall maintain with Landlord cash securing Tenant's faithful performance of its obligations under this Master Lease (the "SECURITY DEPOSIT"), Letters of Credit (as defined in the LC Agreement) as partial collateral for the Master Lease obligations or a combination thereof (collectively, the "SECURITY DEPOSIT AND COLLATERAL"). Each Letter of Credit shall be in the form set forth in, and shall otherwise be in compliance with the terms of, the LC Agreement. Neither Letters of Credit, nor any proceeds from any draw on any Letter of Credit, shall constitute a security deposit or any part of the Security Deposit hereunder. The amount of the Security Deposit and the aggregate undrawn face amounts of all Letters of Credit comprising the Security Deposit and Collateral shall at all times during the Term be equal to, in the aggregate, TWO MILLION SEVEN HUNDRED THIRTY THOUSAND DOLLARS ($2,730,000), as may be increased from time to time pursuant to Section 7.1(c), (the "SECURITY DEPOSIT AND COLLATERAL

AMOUNT"). Landlord shall hold the Security Deposit in a separate, interest-bearing account and all interest earned thereon shall be added to and become a part of the CapEx Reserve (as defined below).

            4.2 Landlord may apply the Security Deposit and Collateral (cash from the Security Deposit and proceeds of any draw on a Letter of Credit), in whole or in part, against any Event of Default, as otherwise permitted in any Letter Credit or may use such amounts for any other purpose allowed under applicable law. If Landlord so applies all or any portion of the Security Deposit and Collateral, Tenant shall, subject to the provisions of Section 4.3, within five (5) days of such application by Landlord and without the requirement of notice or demand by Landlord, deposit cash or post additional Letters of Credit such that the total amount of cash and undrawn face amounts of Letters of Credit comprising the Security Deposit and Collateral is equal to the Security Deposit and Collateral Amount.

            4.3 On or before the date (the "REPLACEMENT DATE"), as reasonably determined by Landlord and Tenant, that Letters of Credit become available to Tenant on commercially reasonable terms, Tenant shall have replaced the Security Deposit with Letters of Credit such that, on and after the Replacement Date, the Security Deposit and Collateral shall be represented entirely by Letters of Credit. Upon Landlord's receipt of any Letter of Credit provided by Tenant in exchange for a portion of the Security Deposit pursuant to this Section 4.3, Landlord shall promptly return to Tenant cash from the Security Deposit in the amount of the undrawn face amount of the such Letter of Credit. In the absence of Landlord's prior written approval, which may be granted, withheld or conditioned in Landlord's sole and absolute discretion, the portion of the Security Deposit and Collateral represented by Letters of Credit prior to the Replacement Date shall not be decreased.

            4.4 As additional collateral for the faithful performance by Tenant of this Master Lease, Guarantor has executed and delivered that certain Stock Pledge Agreement (the "STOCK PLEDGE") dated as of the Effective Date pursuant to which Guarantor has pledged the capital stock of Tenant to Landlord. The value of, and dividends or other amounts paid on or in connection with the capital stock held by Landlord pursuant to the Stock Pledge, shall not be a part of Security Deposit and Collateral, nor considered in the calculation of the Security Deposit and Collateral Amount.

      5. TAXES AND OTHER CHARGES.

            5.1 TENANT'S OBLIGATION. At the end of the Term, all Taxes and Other Charges shall be prorated. Landlord shall promptly forward to Tenant copies of all bills and payment receipts for Taxes or Other Charges received by it. Subject to Landlord's obligations to make payments from the Tax Escrow to the extent provided in Section 5.3(a), Tenant shall be responsible for paying and discharging (including the filing of all required returns), not later than fourteen (14) days prior to delinquency or imposition of any fine, penalty, interest or other cost ("PENALTY"), (A) "TAXES", consisting of any property (real and personal) and other taxes and assessments levied or assessed with respect to this Master Lease or any portion of the Premises during or prior to the Term or any amounts due under payment in lieu of taxes or impact fee agreements or similar arrangements (excluding any income tax of Landlord and any intangible, mortgage or transfer tax or stamps for its transfer of any interest in any portion of the Premises to any Person other than Tenant or any of its Affiliates), and (B) "OTHER CHARGES", consisting of any utilities and other costs and expenses of the Business or any portion of the Premises and all other charges, obligations or deposits assessed against any portion of the Premises during or prior to the Term. Unless paid from the Tax Escrow (as defined below) pursuant to Section 5.3, Tenant may pay the foregoing in permitted installments (whether or not interest accrues on the unpaid balance) not later than fourteen (14) days prior to the date when due and before any Penalty. If Tenant fails to pay as and when due any Tax or Other Charge, or any Penalty that may be assessed notwithstanding the foregoing provisions of this Section 5.1, and if thereafter Landlord (in its sole and absolute discretion) pays such Tax, Other Charge or Penalty with funds other than those in the Tax Escrow, then, upon its receipt of Landlord's written notice of payment, Tenant shall pay Landlord an amount equal to any such Tax, Other Charge or Penalty for which Tenant is liable under this Master Lease. Tenant shall, prior to the Effective Date, pay all Taxes and Other Charges that are delinquent as of the day immediately prior to the Effective Date. Notwithstanding the foregoing provisions of this Section 5.1, Landlord shall remain named as the landowner and Tax payor on all real property Tax records concerning the Premises.

            5.2 PROTESTS. Each party has the right, but not the obligation, in good faith to protest or contest (a "PROTEST") in whole or in part (A) the amount or payment of any Taxes or Other Charges and (B) the existence, amount or validity of any Lien (as defined in Section 8.1) by appropriate proceedings sufficient to prevent its collection or other realization and the sale, forfeiture or loss of any portion of the Premises or Rent to satisfy it (so long as it provides Landlord with reasonable security to assure the foregoing). If Tenant elects to pursue a Protest, Tenant shall diligently prosecute such Protest at its sole cost and expense and pay such Taxes, Other Charges or Lien before the imposition of any Penalty. Landlord will cooperate fully in any Protest that involves an amount assessed against it.

            5.3 TAX IMPOUND AND ESCROW.

            (A) Commencing with the first (1st) business day of the seventh
(7th) full calendar month after the Effective Date, Tenant shall include with each Minimum Rent payment a deposit of ONE-TWELFTH (1/12TH) of the amount required to discharge the annual amount of real property Taxes secured by a Lien encumbering any portion of the Premises as and when they become due. The deposits shall be held in escrow (the "TAX ESCROW") in a separate, interest-bearing account, which interest shall be added to and become a part of the Tax Escrow. The deposits in the Tax Escrow shall not be held by Landlord in trust or as an agent of Tenant, and Tenant acknowledges that the impounding of such funds in the Tax Escrow shall constitute a true escrow, and that Tenant has no, and hereby waives any, interest in or right or title to any funds escrowed pursuant to this Section 5.3, whether legal, equitable, beneficial or otherwise. Provided that the Tax Escrow then contains sufficient funds for payment of the applicable obligations, the amounts in the Tax Escrow shall be applied by Landlord directly to the payment of the related obligations in a timely fashion and prior to the imposition of any Penalty. If any Penalty results from Landlord's failure to timely make any such payment, such Penalty shall be borne by Landlord. Without limitation upon Landlord's rights under Section 13.4, if at any time within thirty (30) days prior to the due date of the applicable Taxes the deposits shall be insufficient for the payment of such Taxes in full, Tenant shall within ten (10) days after demand by Landlord deposit the deficiency with Landlord. If deposits are in excess of the actual obligation, the required monthly deposits for the ensuing Lease Year shall be reduced proportionately and any such excess at the end of the final Lease Year shall be refunded to Tenant within thirty calendar (30) days. Tenant shall forward to Landlord or its designee all Tax bills, bond and assessment statements as soon as they are received. If Landlord transfers this Master Lease, it shall transfer all such deposits to the transferee, and Landlord shall thereafter have no liability of any kind with respect thereto.

            (B) Notwithstanding anything to the contrary set forth in Section 5.3(a), Tenant shall deposit the amount of ONE HUNDRED THREE THOUSAND DOLLARS ($103,000) per month into the Tax Escrow with the payments of Minimum Rent due for the first six (6) months of Term, such that the balance of the Tax Escrow shall equal at least SIX HUNDRED EIGHTEEN THOUSAND DOLLARS ($618,000) after such six (6) month period. Thereafter, Tenant shall commence depositing into the Tax Escrow the amounts described in Section 5.3(a) with the payment of Minimum Rent due for the seventh (7th) month of the Term. If any Tax or Other Charge is due during the first six (6) months of the Term, Tenant shall pay such amount directly to the Person entitled to receive the same as described in Section 5.1, and Landlord shall have no obligation to pay the same from the Tax Escrow.

      6. INSURANCE.

            6.1 REQUIREMENTS. All insurance provided for in this Master Lease shall (I) be maintained under valid and enforceable policies issued by insurers licensed and approved to do business in the state(s) where the applicable Facility or portion of the Premises is located and having general policyholders and financial ratings of not less than "A-" and "X", respectively, in the then current Best's Insurance Report, and a claims paying ability rating from S&P of at least AA and the equivalent rating of at least one other rating agency, unless in either case Landlord agrees in the exercise of its reasonable judgment that the required insurance would not be available to Tenant on commercially reasonable terms from insurers with such ratings, (II) name Landlord as an additional insured and, for the casualty policy referenced in this Section 6.1, as the owner and loss payable beneficiary, (III) be on an "occurrence" basis, or, to the extent such insurance is not available at commercially reasonable rates in Landlord's reasonable judgment, on a "claims-made" basis, (IV) cover all of Tenant's operations at the applicable Facility or portion of the Premises, (V) provide that the policy may not be canceled except upon not less than thirty (30) days prior written notice to Landlord, unless Landlord shall agree, in its reasonable judgment, that insurance is not available to Tenant on such terms at commercially reasonable rates, and (VI) be primary and provide that any insurance with respect to any portion of the Premises maintained by Landlord is excess and noncontributing with Tenant's insurance. The parties hereby waive as to each other all rights of subrogation which any insurance carrier, or either of them, may have by reason of any provision in any policy issued to them, provided such waiver does not thereby invalidate such policy. Original policies or satisfactory insurer certificates evidencing the existence of the insurance required by this Master Lease and showing the interest of Landlord shall be provided to it prior to the commencement of the Term or, for a renewal policy, not less than ten (10) days prior to the expiration date of the policy being renewed. If Landlord is provided with a certificate, it may demand that Tenant provide a complete copy of the related policy within ten (10) days. Landlord shall review each such policy or certificate and, within a reasonable time following its receipt thereof, notify Tenant in writing whether the insurance evidenced by such policy or certificate complies with the requirements of this Master Lease. During the Term, Tenant shall maintain the following insurance and any claims thereunder shall be adjudicated by and at the expense of it or its insurance carrier:

            FIRE AND EXTENDED COVERAGE with respect to each Facility against loss or damage from all causes under standard "all risk" property insurance coverage with an agreed amount endorsement (such that the insurance carrier has accepted the amount of coverage and has agreed that there will be no co-insurance penalty), without exclusion for fire, lightning, windstorm, explosion, smoke damage, vehicle damage, sprinkler leakage, flood, vandalism, earthquake, malicious mischief or any other risks normally covered under an extended coverage endorsement, in amounts that are not less than the actual replacement value of such Facility and all Tenant Personal Property associated therewith (including the cost of compliance with changes in zoning and building codes and other laws and regulations, demolition and debris removal and increased cost of construction);

            COMMERCIAL GENERAL PUBLIC LIABILITY COVERAGE with respect to each Facility (including products liability and broad form coverage) against claims for bodily injury, death or property damage occurring on, in or about such Facility, affording the parties protection of not less than Five Million Dollars ($5,000,000) for bodily injury or death to any one person, not less than Ten Million Dollars ($10,000,000) for any one accident, and not less than One Million Dollars ($1,000,000) for property damage;

            PROFESSIONAL LIABILITY COVERAGE with respect to each Facility for damages for injury, death, loss of service or otherwise on account of professional services rendered or which should have been rendered, in a minimum amount of Five Million Dollars ($5,000,000) per claim and Ten Million Dollars ($10,000,000) in the aggregate;

            WORKER'S COMPENSATION COVERAGE with respect to each Facility for injuries sustained by Tenant's employees in the course of their employment and otherwise consistent with all applicable legal requirements;

            BOILER AND PRESSURE VESSEL COVERAGE with respect to each Facility on any fixtures or equipment which are capable of bursting or exploding, in an amount not less than Five Million Dollars ($5,000,000) for resulting damage to property, bodily injury or death and with an endorsement for boiler business interruption insurance;

            BUSINESS INTERRUPTION AND EXTRA EXPENSE COVERAGE with respect to each Facility for loss of rental value for a period not less than one (1) year, provided that, so long as Tenant continues to pay all Rent and other amounts due hereunder and no other Event of Default exists, Tenant shall be entitled to receive all proceeds of such business interruption insurance; and

            DEDUCTIBLES/SELF-INSURED RETENTIONS for the above policies shall not be greater than Fifty Thousand Dollars ($50,000), and Landlord shall have the right at any time to require a lower such amount or set higher policy limits, to the extent commercially available and reasonable and customary for similar properties. At such times and only so long as policies of insurance with deductibles or self-insured retentions not greater than FIFTY THOUSAND DOLLARS ($50,000) are generally not available to operators of assisted living facilities owned by institutional landlords and similar to the Facilities at commercially reasonable rates, as jointly determined by Landlord and Tenant in their respective reasonable judgment, the deductibles or self-insured retentions on the policies of insurance required hereunder may be in such greater amount, as jointly determined by Landlord and Tenant in their respective reasonable judgment, that would result in the applicable policies being available at commercially reasonable rates, not to exceed TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000).

            6.2 EXCEPTIONS TO INSURANCE REQUIREMENTS. Tenant has advised Landlord that, to the extent described on Schedule 3, it is not in compliance as of the Effective Date with the requirements set forth in Section 6.1. Tenant nonetheless represents and warrants to Landlord that the policies of insurance (including the deductible or self-insured retention provisions thereof) and risk management programs that Tenant has in effect as of the Effective Date are, and as may be in effect at any time during the Term will be, consistent with custom, practice and prudent management standards in the business and industry in which Tenant is engaged. As and when insurance meeting the requirements set forth in
Section 6.1 becomes generally available to operators of assisted living facilities owned by institutional landlords and similar to the Facilities at commercially reasonable rates, as jointly determined by Landlord and Tenant in their respective reasonable judgment, Tenant shall purchase and maintain such insurance. Tenant's non-compliance with the requirements of Section 6.1 shall not give rise to an Event of Default so long as (I) no other Event of Default then exists, (II) such non-compliance is limited to the matters described on
Schedule 3, (III) the representations and warranties set forth in this Section
6.2 remain true, correct and complete in all respects, and (IV) Tenant is in compliance with the other covenants contained in this Section 6.2 and Section 6.3.

            6.3 REIMBURSEMENT OF LANDLORD'S INSURANCE COSTS. During any Lease Year or portion thereof in which Tenant is not in compliance with the provisions of Section 6.1 (without consideration of the effect of Section 6.2), Tenant shall reimburse Landlord, within ten (10) days of Landlord's demand therefor, for the costs of the premiums of the general liability and environmental insurance policies maintained by Landlord, or contributions to self-insurance in lieu thereof, in connection with the Premises, which amount shall not exceed in any Lease Year the amount of TWO HUNDRED THOUSAND DOLLARS ($200,000) (as adjusted at the end of each Lease Year for increases since the Effective Date in the CPI). Tenant shall have no right to receive any proceeds or other benefits from any such insurance. For purposes of this Section 6.3, Tenant shall not be in compliance with Section 6.1 (without consideration of the effect of Section 6.2) at any such time that any insurance required hereunder is provided to Tenant by or through the "captive" insurance company described on Schedule 3, or any other similar captive insurance company.

            6.4 DETERMINATION OF COMMERCIAL REASONABLENESS. In the event that Landlord and Tenant are unable to agree on any matter in this Section 6 requiring a determination of commercial reasonableness, such determination shall be made by a reputable insurance company, consultant or expert (an "INSURANCE ARBITRATOR") with experience in the assisted living insurance industry as identified by Landlord in the exercise of its reasonable judgment. As a condition to a determination of commercial reasonableness with respect to any particular matter, the Insurance Arbitrator shall be capable of providing, procuring or identifying particular policies or coverages that would be available to Tenant and would satisfy the requirement in issue. The determinations made by any such experts shall be binding on Landlord and Tenant for purposes of this Section 6, and the costs, fees and expenses of the same shall be borne by Tenant.

      7. USE, REGULATORY COMPLIANCE AND PRESERVATION OF BUSINESS.

            7.1 PERMITTED USE; QUALIFIED CARE.

            (A) Tenant shall continuously use and occupy each Facility during the Term as a licensed facility engaged in the respective Business described on
Schedule 2 with not less than the applicable number of beds or living units shown on Schedule 2 (with respect to each Facility, the "REQUIRED BED COUNT"), and for ancillary services relating thereto, but for no other purpose. Notwithstanding the foregoing, Tenant may permit at any one time the number of beds or living units, as applicable, at no more than twenty (20) individual Facilities (and not in the aggregate) to be one (1) bed or unit less than the Required Bed Count in such Facilities.

            (B) Tenant shall not allow the average occupancy for any trailing three (3) month period (I) to be less than forty percent (40%) of the applicable number of beds or living units, as applicable, shown on Schedule 2, for more than four (4) individual Facilities at any time that the Coverage Ratio for the immediately preceding calendar quarter was less than 1.4:1.0, or (II) to be less than sixty-five percent (65%) of the applicable number of beds or living units, as applicable, shown on Schedule 2, for all Facilities on an aggregate basis.

            (C) Provided that the Coverage Ratio for the immediately preceding calendar quarter was at least 1.20:1.00, in the event that of any non-compliance with the requirements of Section 7.1(b)(i), or in the event of any Loss of Licensure (as defined below) affecting any Facility, no Event of Default shall arise if, within five (5) days of Landlord's receipt of notice of such non-compliance or Loss of Licensure, as applicable, Tenant increases the Security Deposit and Collateral then held by Landlord by an amount equal to TWO HUNDRED THOUSAND DOLLARS ($200,000) for each additional Facility with non-complying average occupancy and for each Facility subject to a Loss of Licensure, as applicable, which amounts shall be held by Landlord pursuant to
Section 4 until Tenant has achieved compliance with the requirements of Section 7.1(b)(i) for two (2) consecutive trailing three (3) month periods or has completely remedied the Loss of Licensure, as applicable. Tenant's right under this Section 7.1(c) to cure or prevent any Event of Default from arising for non-compliance with the requirements of Section 7.1(b)(i) or for any Loss of Licensure shall terminate at such time as Tenant has exercised such right with respect to Facilities containing in the aggregate three hundred fifty (350) or more beds or living units, as applicable.

            7.2 REGULATORY COMPLIANCE . Tenant, each Facility and the other portions of the Premises shall comply in all material respects with all licensing and other laws and all CC&R's and other use or maintenance requirements applicable to the Business conducted thereon and, to the extent Tenant elects to participate in the same or as may be required by law to serve its resident population, all Medicare, Medicaid and other third-party payor certification requirements, including timely filing properly completed cost and other required reports, timely paying all expenses shown thereon, and ensuring that, to the extent Tenant has elected to participate in the same or as required by law to serve its respective resident population, each Facility continues to be fully certified for participation in Medicare and Medicaid throughout the

Term and when each such Facility is returned to Landlord, all without any suspension, revocation, decertification or other material limitation other than those suspensions, revocations, decertifications or other material limitations under which Tenant was operating immediately prior to the end of the Term. Further, Tenant shall not commit any act or omission that would in any way violate any certificate of occupancy affecting the any Facility, result in closure of the Business conducted at any Facility or result in the sale or transfer of all or any portion of any related certificate of need, bed rights or other similar certificate or license. During the Term, all inspection fees, costs and charges associated with a change of such licensure or certification ("CHANGE OF LICENSURE COSTS") shall be borne solely by Tenant. Notwithstanding the foregoing, except in the event that the Term has been terminated as a result of an Event of Default, Tenant shall not be responsible for any Change of Licensure Costs that would be ordinarily incurred by a new operator of any Facility under usual custom and practice in the applicable Business (e.g., application fees for licensure, costs of training personnel, legal costs in connection with the same), provided, however, that Tenant shall be required to effect any repairs to or modifications or Alterations of any Facility as may be necessary for a prospective new operator to obtain such licenses as may be required to operate the same consistent with Tenant's prior operation and otherwise in material compliance with all applicable laws. In all events, Tenant shall cooperate in good faith, at no out-of-pocket expense to itself, with the efforts of any prospective new operator of any Facility to obtain licensure.

            7.3 PRESERVATION OF BUSINESS. Tenant acknowledges that a fair return to Landlord on and protection of its investment in the Premises is dependent, in part, on Tenant's dedication to the Business and the concentration on each Facility of similar businesses of Tenant and its Affiliates in the geographical area of such Facility. Tenant further acknowledges that the diversion of residents or patient care activities from any Facility to other facilities owned or operated by Tenant or its Affiliates at any time during the Term will have a material adverse affect on the value and utility of such Facility. Therefore, Tenant agrees that during the Term and for a period of one (1) year thereafter, neither Tenant nor any of its Affiliates shall, without the prior written consent of Landlord: (I) operate, own, participate in or otherwise receive revenues from any other business providing services similar to those of the Business of any Facility within an eight (8) mile radius of such Facility, provided, however, that Tenant and its Affiliates may continue to operate, own, manage, participate in or otherwise receive revenues from any of the facilities listed on Schedule 4 (each an "EXEMPT FACILITY") so long as, after the date hereof, no aspects of the operations or management of any Exempt Facility are changed in any manner that results in such Exempt Facility becoming more competitive with any Facility, provided, however that routine maintenance and capital expenditures in the ordinary course of business and minor variations in the number of beds or living units, as applicable, in such other facilities shall not be deemed to violate the foregoing, (II) except as is necessary to provide residents or patients with an alternative level of care, recommend or solicit the removal or transfer of any resident or patient from any Facility to any other nursing, health care, senior housing or retirement housing facility or divert actual or potential residents, patients or care activities of the Business conducted at any Facility to any other facilities owned or operated by Tenant or its Affiliates or from which they receive any type of referral fees or other compensation for transfers, or (III) employ for other businesses any management or supervisory personnel working on or in connection with any portion of the Business or any Facility.

            7.4 COVERAGE RATIO. Tenant shall not permit the ratio (the "COVERAGE RATIO") of (I) Portfolio EBITDARM to (II) Portfolio Rent Expense to be less that 1.2:1.0 for any fiscal quarter.

      8.    ACCEPTANCE, MAINTENANCE, UPGRADE, ALTERATION AND ENVIRONMENTAL.

            8.1 ACCEPTANCE "AS IS"; NO LIENS. Tenant acknowledges it has leased, occupied and conducted operations at each Facility under the Meditrust Lease Documents, that it is presently engaged in operations like the Business conducted at each Facility in the state where such Facility is located and has expertise in such industry and, in deciding to enter into this Master Lease, has not relied on any representations or warranties, express or implied, of any kind from Landlord. Tenant has examined the condition of title to and thoroughly investigated the Premises, has selected the Premises to its own specifications, has concluded that no improvements or modifications to them are required in order to conduct the Business, and accepts them on an "AS IS" basis and assumes all responsibility and cost for the correction of any observed or unobserved deficiencies or violations. Notwithstanding its right to Protest set forth in
Section 5.2, Tenant shall not cause or permit any lien, encumbrance, levy or attachment (a "LIEN"), except a Permitted Tenant Property Lien (as defined below) and except as otherwise may be expressly permitted under this Master Lease, to be placed or assessed against any portion of the Premises or the operation thereof for any reason.

            8.2 TENANT'S MAINTENANCE OBLIGATIONS. Tenant shall (A) keep and maintain the Premises in good appearance, repair and condition and maintain proper housekeeping, (B) promptly make all repairs (interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen) necessary to keep each Facility in good and lawful order and condition and in substantial compliance with all applicable requirements and laws relating to the Business conducted thereon, including if Tenant has elected to participate therein of if otherwise applicable certification for participation in Medicare and Medicaid, and (C) keep and maintain all Landlord and Tenant Personal Property in good condition, ordinary wear and tear excepted, and repair and replace such property consistent with prudent industry practice.

            8.3   UPGRADE EXPENDITURES.

            (A) Tenant shall include with each Minimum Rent payment, starting with the twenty-fifth (25th) month of the Term, a deposit to be added to a reserve (the "CAPEX RESERVE") equal to one-twelfth (1/12th) of the amount equal to (I) TWO HUNDRED FIFTY DOLLARS ($250) (as adjusted at the end of each Lease Year for increases since the Effective Date in the CPI, the "CAPEX AMOUNT"), multiplied by (II) the aggregate number of living units or beds, as applicable, in all of the Facilities on the date such payment is due. This reserve shall bear interest, which shall be added to and become a part thereof. Landlord shall not be deemed to hold the same in trust or as an agent for Tenant. Tenant acknowledges that the impounding of such funds in the CapEx Reserve shall constitute a true escrow, and that Tenant has no, and hereby waives any, interest in or right or title to any funds escrowed pursuant to this Section 8.3, whether legal, equitable, beneficial or otherwise. From time to time, but not more often than once in any calendar month and provided that no Event of Default is then continuing, Landlord will pay to Tenant amounts from the CapEx Reserve to reimburse Tenant for Upgrade Expenditures made by Tenant during the prior rolling thirty-six (36) month period during the

Term (or portion thereof), as reasonably determined by Landlord based on evidence of such expenditures submitted by Tenant (which shall be in substantially the same form utilized by Nationwide Health Properties and Tenant (or their respective affiliates) for such purposes); provided that such amount shall not exceed with respect to any individual Facility in any rolling thirty-six (36) month period during the Term, three (3) times the CapEx Amount multiplied by the average number of living units or beds, as applicable, in such Facility over such period. Landlord shall make the reimbursements to Tenant required hereunder within twenty-one (21) days after satisfaction of all conditions to such reimbursement. Upon reasonable advance request, Landlord may require Tenant to procure mechanic's lien waivers, in form and substance reasonably satisfactory to Landlord, in connection with any Upgrade Expenditures in excess of ONE THOUSAND DOLLARS ($1,000). "UPGRADE EXPENDITURES" means expenditures in commercially reasonable amounts to Persons not affiliated with Tenant for (I) upgrades or improvements to each Facility that have the effect of maintaining or improving its competitive position in its respective marketplace, including new or replacement wallpaper, tiles, window coverings, lighting fixtures, painting, upgraded landscaping, carpeting, architectural adornments, common area amenities and the like, but excluding capital improvements or repairs (including repairs or replacements of the roof, structural elements of the walls, parking area or the electrical, plumbing, HVAC or other mechanical or structural systems), and (II) other improvements to each Facility as reasonably approved by Landlord, which shall include those matters, if any, that Landlord has approved in writing as of the Effective Date based on descriptions and budgets that Tenant has provided prior thereto. Any amount remaining in the CapEx Reserve at the expiration of the Term or earlier termination of this Master Lease shall be retained by Landlord as additional or supplemental Rent hereunder.

            (B) Upon Landlord receiving the proceeds of both tranches of the mortgage loan to be made in connection with Landlord's acquisition of the Premises (collectively, the "ACQUISITION LOAN"), Landlord shall fund TWO MILLION DOLLARS ($2,000,000) (the "INITIAL CAPEX FUNDING") into the CapEx Reserve to be used in accordance with this Section 8.3(b). However, in the event that the Acquisition Loan is not funded on or before the date that is forty-five (45) days after the Effective Date, in lieu of the initial funding of the CapEx Reserve, Landlord shall make available to Tenant funds in the amount of TWO MILLION DOLLARS ($2,000,000), which shall constitute the Initial CapEx Funding, and shall be used by Tenant for the purposes described herein. The Initial CapEx Funding shall made available to Tenant pursuant to the procedures described in
Section 8.3(b) for purposes of reimbursing Tenant for expenses incurred only in connection with the capital expenditures described on Schedule 6 (the "INITIAL CAPEX ITEMS"). Landlord and Tenant acknowledge that the schedule attached as
Schedule 6 as of the Effective Date is preliminary in nature and that Tenant may replace the same with a final schedule in form and substance reasonably acceptable to Landlord within forty-five (45) days after the Effective Date. Any portion of the Initial CapEx Funding remaining unused at the end of the twenty-fourth (24th) month of the Term shall be returned to Landlord and thereafter become unavailable to Tenant for the purposes described in this
Section 8.3(b). Landlord's Investment shall be concurrently reduced by any amount so returned to Landlord, and Landlord shall promptly refund to Tenant the amount of Minimum Rent paid by Tenant in connection with such returned amount.

            8.4 ALTERATIONS BY TENANT. Tenant may alter, improve, exchange, replace, modify or expand (collectively, including any work performed in connection with any Upgrade

Expenditure, "ALTERATIONS") the Facilities, equipment or appliances in the Premises from time to time as it may determine is desirable for the continuing and proper use and maintenance of the Premises; provided, that any Alterations (except for the Initial CapEx Items) in excess of SEVEN HUNDRED FIFTY DOLLARS ($750) per bed or living unit, as applicable, with respect to any individual Facility in any rolling twelve (12) month period shall require Landlord's prior written consent; provided further, that any Alterations to the Premises must satisfy the requirements set forth in Sections 4(4).02 and .03 of Revenue Procedure 75-21, 1975-1 C.B. 715, as modified by Revenue Procedure 79-48, 1979-2 C.B. 529. All Alterations shall immediately become a part of the Premises and the property of Landlord subject to this Master Lease, and except to the extent that Landlord in its sole and absolute discretion agrees to fund them following Tenant's written request therefor, the cost of all Alterations or other purchases, whether undertaken as an on-going licensing, Medicare, Medicaid or other regulatory requirement, or otherwise shall be borne solely by Tenant. Any amounts so funded by Landlord shall (I) concurrently with such funding be added to Landlord's Investment, and (II) shall not, unless expressly agreed by Landlord to the contrary, in its sole and absolute discretion, constitute Upgrade Expenditures. All Alterations shall be done in a good and workmanlike manner in compliance with all applicable laws and the insurance required under this Master Lease. Notwithstanding the foregoing, any equipment acquired by Tenant at Tenant's sole cost and expense that expands the services provided to the residents of any Facility, rather than replaces existing equipment at such Facility, or replaces existing Tenant Personal Property, or is otherwise permitted under Section 9.2, and that does not constitute a fixture (under the real property law of the State in which such Facility is located), shall constitute Tenant Personal Property subject to the security interest granted to Landlord in Section 9.2. So long as there is no continuing Event of Default, Tenant may remove at any time and dispose of the equipment described in the preceding sentence free and clear of an security interest of Landlord. Tenant further agrees to (X) periodically, but not less than once per fiscal quarter, provide Landlord with information regarding all Alterations and general maintenance activities that Tenant has engaged in or intends to engage in during the succeeding fiscal quarter with respect to the Premises, and (Y) make appropriate officers available periodically for consultation with representatives of Landlord with respect to matters relating to ongoing Alterations to, and the general maintenance of, the Premises.

            8.5 HAZARDOUS MATERIALS. Tenant's use of the Premises (I) shall comply with all Hazardous Materials Laws, (II) shall not result in any Hazardous Materials Claims and (III) shall not involve any Environmental Activities. If
(X) any Environmental Activities occur, (Y) if Landlord or Tenant receive any notice of any Hazardous Materials Claims, or (Z) if Tenant's use of any portion of the Premises results in any violation of any Hazardous Materials Law, or Landlord has a reasonable belief that any of the foregoing has occurred, then Tenant shall promptly obtain all permits and approvals necessary to remedy any such actual or suspected problem through the removal of Hazardous Materials or otherwise, and upon Landlord's approval of the remediation plan, remedy any such problem to the satisfaction of Landlord and all applicable governmental authorities, in accordance with all Hazardous Materials Laws and good business practices. Tenant shall immediately advise Landlord in writing of (A) any Environmental Activities, (B) any violation of any Hazardous Materials Laws; (C) any Hazardous Materials Claims against Tenant or any portion of the Premises;
(D) any remedial action taken by Tenant in response to any Hazardous Materials Claims or any Hazardous Materials on, under or about any portion of the Premises in violation of any Hazardous Materials Laws; (E) Tenant's discovery of any occurrence or condition on or in the vicinity of any portion of the Premises that materially increase the risk that any portion of the Premises is or will be exposed to Hazardous Materials; and (F) all communications to or from Tenant, any governmental authority or any other Person relating to Hazardous Materials Laws or Hazardous Materials Claims with respect to any portion of the Premises, including copies thereof. Notwithstanding any other provision of this Master Lease, if any Hazardous Materials are discovered on, under or about any portion of the Premises, or any violation of any Hazardous Materials Law or any Hazardous Materials Claim occurs, the Term shall be automatically extended and this Master Lease shall remain in full force and effect until the earlier to occur of the completion of all remedial action or monitoring, as approved by Landlord, in accordance with all Hazardous Materials Laws, or the date specified in a written notice from Landlord to Tenant terminating this Master Lease (which date may be subsequent to the date upon which the Term was to have expired). Landlord shall have the right, at Tenant's sole cost and expense (including, without limitation, Landlord's reasonable attorneys' fees and costs) and with counsel chosen by Landlord, to join, participate in and direct, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims.

      9. TENANT PROPERTY AND SECURITY INTEREST; LANDLORD PERSONAL PROPERTY.

            9.1 TENANT PROPERTY. Tenant shall obtain, install, maintain and update all items of furniture, fixtures, supplies and equipment not included as Landlord Personal Property as shall be necessary or reasonably appropriate to operate each Facility in compliance with this Master Lease "TENANT PERSONAL PROPERTY" and with "TENANT INTANGIBLE PROPERTY", "TENANT PROPERTY"). "TENANT INTANGIBLE PROPERTY" means all the following at any time owned by Tenant in connection with its use of any portion of the Premises: Medicare, Medicaid and other accounts and proceeds thereof; rents, profits, income or revenue derived from such operation or use; all documents, chattel paper, instruments, contract rights (including contracts with residents, employees and third-party payors), deposit accounts, general intangibles and choses in action; refunds of any Taxes or Other Charges; licenses and permits necessary or desirable for Tenant's use of any portion of the Premises, including any applicable certificate of need or other similar certificate, and the exclusive right to transfer, move or apply for the foregoing and manage the Business conducted at any portion of the Premises (including the right to apply for permission to reduce the licensed bed complement, take any of the licensed beds out of service or move the beds to a different location); and the right to use, at no cost, expense or royalty, for up to three (3) years following the termination of this Master Lease for any reason other than the expiration of the then Term or the default by Landlord, the names "Clare Bridge," "Wynwood" and "Sterling House" and all reasonable variations and replacements or substitutions thereof.

            9.2   LANDLORD'S SECURITY INTEREST AND FINANCING STATEMENTS.

            (A) The parties intend that if Tenant defaults under this Master Lease, Landlord will control the Tenant Personal Property and the Tenant Intangible Property (to the extent assignable in accordance with applicable law and with the applicable terms and provisions thereof) so that Landlord or its designee can operate or re-let each Facility and associated personal property intact for use as a licensed facility engaged in the applicable Business. Therefore, to implement the intention of the parties, and for the purpose of securing the payment and performance of Tenant's obligations under this Master Lease, Tenant, as debtor, hereby grants to Landlord, as secured party, a security interest in and an express contractual Lien upon, all of Tenant's right, title and interest in and to the Tenant Personal Property and the Tenant Intangible Property (to the extent assignable in accordance with applicable law and with the applicable terms and provisions thereof) and any and all products and proceeds thereof, in which Tenant now owns or leases or hereafter acquires an interest or right, but expressly excluding Excluded Tenant Property except to the extent provided to the contrary in Section 9.2(b). This Master Lease constitutes a security agreement covering all such Tenant Personal Property and Tenant Intangible Property (to the extent assignable in accordance with applicable law), and Tenant shall keep such Tenant Property free and clear of all Liens other than Liens in favor of Landlord and, with respect to Excluded Tenant Property (as defined below) only, Permitted Tenant Property Liens (as defined below). This security interest and agreement shall survive the termination of this Master Lease resulting from an Event of Default. Tenant shall pay all filing and reasonable record search fees and other costs for such additional security agreements, financing statements, fixture filings and other documents as Landlord may reasonably require to perfect or continue the perfection of its security interest.

            (B) Subject to the other provisions of this Section 9.2, Tenant may obtain, install and maintain and update Excluded Tenant Property, and may grant security interests and other Liens ("PERMITTED TENANT PROPERTY LIENS") in any Excluded Tenant Property to Persons other than Landlord. "EXCLUDED TENANT PROPERTY" shall mean personal property for each Facility the aggregate value of which does not exceed the lesser of ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000) or THREE THOUSAND DOLLARS ($3,000) per bed or living unit, as applicable, in such Facility, and which shall be strictly limited to: buses, vans and other vehicles; photocopy machines, fax machines and personal computers; and employee cell phones and pagers.

            9.3 LANDLORD PERSONAL PROPERTY. Landlord and Tenant acknowledge that, as of the Effective Date, the Premises does not include any Landlord Personal Property. In the event that Landlord, in its sole and absolute discretion, funds the acquisition of any personal property by Tenant after the Effective Date, all such personal property shall be considered Landlord Personal Property.

      10. FINANCIAL, MANAGEMENT AND REGULATORY REPORTS. Tenant shall provide Landlord (and, upon Landlord's prior request, to any lender of Landlord) with the reports listed in Exhibit F at the time described therein and such other information about it or the operations of the Premises and Business as Landlord may reasonably request from time to time. All financial information provided shall be prepared in accordance with generally accepted accounting principles consistently applied. If Tenant or any Guarantor becomes subject to any reporting requirements of the Securities and Exchange Commission during the Term, it shall concurrently deliver to Landlord such reports as are delivered pursuant to applicable securities laws. Tenant acknowledges that the failure to furnish Landlord with any of the statements required by this Section 10 will cause Landlord to incur costs and expenses not contemplated under this Master Lease; therefore, if Tenant fails to furnish Landlord with any of the materials as and when required under this Section 10, Tenant shall pay to Landlord upon demand the sum of Five Hundred Dollars ($500.00) for each such failure.

      11.   REPRESENTATIONS AND WARRANTIES.

            11.1 BY LANDLORD. Landlord represents and warrants to Tenant that:

            (A) this Master Lease and all other documents executed or to be executed by Landlord in connection herewith have been duly authorized and shall be binding upon Landlord;

            (B) each entity comprising Landlord is duly formed, validly existing and in good standing under the laws of the State of its formation and is duly authorized and qualified to perform this Master Lease within the state(s) where any portion of the Premises is located; and

            (C) neither this Master Lease nor any other document executed or to be executed in connection herewith violates the terms of any other agreement of any entity comprising Landlord.

            11.2 BY TENANT. Tenant represents and warrants to Landlord that:

            (A) this Master Lease and all other documents executed or to be executed by Tenant in connection herewith have been duly authorized and shall be binding upon Tenant;

            (B) each entity comprising Tenant is duly formed, validly existing and in good standing under the laws of the State of its formation and one or both of such entities is duly authorized and qualified to perform this Master Lease within the State(s) where any portion of the Premises is located;

            (C) neither this Master Lease nor any other document executed or to be executed by Tenant or Guarantor in connection herewith violates the terms of any other agreement of any entity comprising Tenant;

            (D) all documents, plans, surveys and other data or information, including financial data and information, prepared by or on behalf of Tenant and provided by or on behalf of Tenant to Landlord in connection with the transactions contemplated in this Master Lease, including Schedule 2, are true, correct and complete in all material respects and disclose all material facts with no material omissions with respect thereto;

            (E) Tenant holds good and marketable title to, and the entire right, title, and interest in, the Tenant Property, free and clear of any and all leases, Liens, encumbrances, or other liabilities, except, with respect to the Excluded Tenant Property only, the Permitted Tenant Property Liens and as otherwise permitted under Section 9.2;

            (F) there are no Liens encumbering title to any of the Facilities arising by, through or under Tenant;

            (G) each Facility has available to its boundaries adequate utilities, including without limitation, adequate water supply, storm and sanitary sewage facilities, telephone, gas, electricity and fire protection, as is required for the operation of such Facility as contemplated under this Master Lease;

            (H) except to the extent set forth to the contrary on Schedule 5, to the best of Tenant's knowledge, the improvements at each Facility and each portion thereof (I) have been constructed in a good and workmanlike manner, free from material defects and in material compliance with all applicable laws, and
(II) are in good condition and repair, free from material defects and in material compliance with all applicable laws and CC&R's;

            (I) except to the extent set forth to the contrary on Schedule 5, to the best of Tenant's knowledge, each Facility is properly zoned for its current use and intended use hereunder, and the real property comprising each Facility and the operation and use thereof, including all boundary line adjustments to such real property, materially comply with all applicable laws including laws concerning the subdivision of real property;

            (J) except to the extent set forth to the contrary on Schedule 5, to the best of Tenant's knowledge, there are not now, and have not been during Tenant's occupancy of the Premises under the Meditrust Lease Documents, (I) any Hazardous Materials installed or stored in or otherwise present or existing at, on, in or under any Facility, (II) any Environmental Activities, (III) any Hazardous Materials Claims, and (IV) any violation of any Hazardous Materials Law affecting any Facility;

            (K) except to the extent set forth to the contrary on Schedule 5, to the best of Tenant's knowledge, there are no soil conditions adversely affecting any Facility;

            (L) except to the extent set forth to the contrary on Schedule 5, Tenant has received no notice and to the best of its knowledge has no knowledge that (I) any government agency or any employee or official thereof considers that the conduct of the Business at any Facility, or the operation or use of any Facility for its current use, has failed or will fail to materially comply with any applicable law, (II) any investigation has been commenced or is contemplated respecting any such possible or actual failure of the Business conducted at any Facility, or the operation or use of any Facility for its current use, to materially comply with any applicable law, other than routine deficiencies noted in connection with licensing surveys and inspections, each of which is or shall promptly be addressed in an appropriate plan of correction in accordance with applicable law, and (III) there are any unsatisfied requests for repairs, restorations or alterations with regard to the any Facility from any person, entity or authority, including, any lender, insurance carrier or governmental authority, other than routine deficiencies noted in connection with licensing surveys and inspections, each of which is or shall promptly be addressed in an appropriate plan of correction in accordance with applicable law;

            (M) except to the extent set forth to the contrary on Schedule 5, there are no material actions, suits or proceedings pending or threatened before or by any judicial, administrative or union body, any arbiter or any governmental authority, against or affecting Tenant, or any Facility or any portion thereof or the transactions contemplated by, or the enforceability of, this Master Lease, and there are no existing or, to the best of Tenant's knowledge, proposed or threatened eminent domain or similar proceedings which would affect title or access to any Facility in any manner whatsoever;

            (N) Tenant or Guarantor has obtained and holds all consents, approvals, licenses, permits and other permissions related to leasing the Facilities from Landlord, operating the Facilities as contemplated under this Master Lease and conducting the Business thereon and the other the matters and transactions contemplated herein as are required of Tenant or Guarantor under any applicable law;

            (O) except to the extent set forth to the contrary on Schedule 5, immediately prior to the Effective Date (I) there were no existing breaches of or defaults or events of default under any Meditrust Lease Document by any entity comprising Tenant or, to the best of Tenant's knowledge, by any entity comprising Meditrust Landlord, and (II) all rent, taxes, expenses and other charges owed by any Tenant under any Meditrust Lease Document to Meditrust Landlord or any other Person have been paid or otherwise satisfied;

            (P) (I) the Manlius Financing Documents constitute all of the documents, instruments and agreements evidencing, securing or setting forth the terms and provisions of the indebtedness secured by the Manlius Facility, and
(II) the outstanding principal balance of the Manlius Financing after application of the April 1, 2002 payment due thereon is EIGHT HUNDRED FIFTY-SEVEN THOUSAND ONE HUNDRED NINETY-FOUR AND 99/100 DOLLARS ($857,194.99).

      12. EVENTS OF DEFAULT. The occurrence of any of the following events will constitute an "EVENT OF DEFAULT" on the part of Tenant, and there shall be no cure period therefor except as otherwise expressly provided:

            (A) Tenant's failure to pay at or before 3:00 p.m. (California time) on the second (2nd) business day after the date when due any Rent, Taxes, Other Charges or other payments required under this Master Lease;

            (B) (I) Subject to the provisions of Section 7.1(c), at any time that the Coverage Ratio for the immediately preceding calendar quarter was less than 1.4:1.0, the revocation, suspension or material limitation of any license required for the operation of any portion of the Business or any portion of the Premises or, if Tenant has elected to participate therein or if otherwise required by applicable law, the certification of any portion of the Premises for provider status under Medicare or Medicaid (together with the events described in Section 12(c), each a "LOSS OF LICENSURE"); (II) the closure of any portion of the Business; (III) the sale or transfer of all or any portion of any certificate of need, bed rights or other similar certificate or license relating to any portion of the Business or any portion of the Premises; and (IV) the use of any portion of the Premises other than for a licensed facility engaged in the applicable Business and for ancillary services relating thereto, (each a "CATASTROPHIC EVENT OF DEFAULT");

            (C) Subject to the provisions of Section 7.1(c), at any time that the Coverage Ratio for the immediately preceding calendar quarter was less than 1.4:1.0, any other material suspension, termination or restriction (other than restrictions of general applicability imposed on the Business or under licenses necessary to conduct the Business) placed upon Tenant, any portion of the Premises, any portion of the Business or the ability to admit residents or patients (e.g., an admissions ban or non-payment for new admissions by Medicare or Medicaid (provided Tenant has elected to participate therein or the same is otherwise required by law) resulting from an inspection survey), and such suspension, termination or restriction continues for more than sixty days (60) after imposition thereof;

            (D) A material default by Tenant or any Guarantor or any Affiliate of either under (I) the Guaranty, the LC Agreement, the Stock Pledge, (II) any other lease, agreement or obligation between it and Landlord or any of its Affiliates which is not cured within any applicable cure period specified therein, (III) any other lease agreement or obligation between it and Nationwide Health Properties, Inc. ("NHP") or any of its Affiliates, provided that NHP is then a member of JER/NHP Senior Housing, LLC, or (IV) under any other obligation in excess of ONE MILLION DOLLARS ($1,000,000) under any other lease or financing agreement with any other party and with respect to which such party has accelerated such obligation or has otherwise exercised any material remedy as a result of such material default, which material default has not been waived or cured in accordance with the applicable agreement;

            (E) (I) Any material misstatement or omission of fact in any written report, notice or communication from Tenant or any Guarantor to Landlord with respect to Tenant, any Guarantor, the Premises or the Business, or (II) any representation or warranty made by Tenant in this Master Lease, proves to have been false, incorrect, misleading or incomplete when made;

            (F) The failure to perform or comply with (I) the provisions of Section 6, or (II) the provisions of Section 16;

            (G) (I) Tenant or any Guarantor shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment of all or substantially all of its property for the benefit of creditors; (II) a receiver, trustee or liquidator shall be appointed for either of them or any of their property, if within three
(3) business days of such appointment Tenant does not inform Landlord in writing that they intend to cause such appointment to be discharged or such discharge is not diligently prosecuted to completion within sixty (60) days after the date of such appointment; (III) the filing by either of them of a voluntary petition under any federal bankruptcy or state law to be adjudicated as bankrupt or for any arrangement or other debtor's relief; or (IV) the involuntary filing of such a petition against either of them by any other party, unless Tenant within three
(3) business days of such filing informs Landlord in writing of their intent to cause such petition to be dismissed, such dismissal is diligently prosecuted and such petition is dismissed within ninety (90) days after filing; or

            (H) The failure to perform or comply with any other provision of this Master Lease not requiring the payment of money and not set forth in Sections 12(b)-(g) above unless (I) within three (3) business days of Tenant's receipt of a notice of default from Landlord, Tenant gives Landlord notice of its intent to cure such default; and (II) Tenant cures it either (X) within thirty (30) days after such notice from Landlord or (Y) if such default cannot with due diligence be so cured because of the nature of the default or delays beyond the control of Tenant and cure after such period will not have a materially adverse effect upon any portion of the Premises or any portion of the Business, then such default shall not constitute an Event of Default if Tenant uses its best efforts to cure such default by promptly commencing and diligently pursuing such cure to the completion thereof and cures it within one hundred twenty (120) days after such notice from Landlord.

      13. REMEDIES. Upon the occurrence of an Event of Default, Landlord may exercise all rights and remedies under this Master Lease and the laws of the state(s) where the Premises are located that are available to a lessor of real and personal property in the event of a default by its lessee, and as to the Tenant Property, all remedies granted under the laws of such state(s) to a secured party under its Uniform Commercial Code. Landlord shall have no duty to mitigate damages unless required by applicable law and shall not be responsible or liable for any failure to relet any of the Premises or to collect any rent due upon any such reletting. Tenant shall pay Landlord, immediately upon demand, all expenses incurred by it in obtaining possession and reletting any of the Premises, including fees, commissions and costs of attorneys, architects, agents and brokers.

            13.1 GENERAL. Without limiting the foregoing, Landlord shall have the right (but not the obligation) to do any of the following upon an Event of
Default: (A) sue for the specific performance of any covenant of Tenant as to which it is in breach; (B) enter upon any portion of the Premises, terminate this Master Lease, dispossess Tenant from the Premises and/or collect money damages by reason of Tenant's breach, including the acceleration of all Rent which would have accrued after such termination and all obligations and liabilities of Tenant under this Master Lease which survive the termination of the Term; (C) elect to leave this Master Lease in place and sue for Rent and other money damages as the same come due; (D) (before or after repossession of the Premises pursuant to clause (b) above and whether or not this Master Lease has been terminated) relet any portion of the Premises to such tenant(s), for such term(s) (which may be greater or less than the remaining balance of the Term), rent, conditions (which may include concessions or free rent) and uses as it may determine in its sole discretion and collect and receive any rents payable by reason of such reletting; and (E) sell any Tenant Property in a non-judicial foreclosure sale.

            13.2 TENANT REPURCHASE/RECEIVERSHIP. Tenant acknowledges that a Catastrophic Event of Default will materially and irreparably impair the value of Landlord's investment in the Premises. Therefore, in addition to its other rights and remedies, upon a Catastrophic Event of Default Landlord shall have the right to put the applicable Facility and associated Landlord Personal Property, if any, to Tenant (the "PUT") and/or, as permitted and provided by applicable law, petition any appropriate court for the appointment of a receiver to take possession of the Premises or applicable Facility, to manage the operation of the Premises or applicable Facility, to collect and disburse all rents, issues, profits and income generated thereby and to the extent applicable and possible, to preserve or replace any affected license or provider certification for the Premises or applicable Facility or to otherwise substitute the licensee or provider thereof (the "RECEIVERSHIP"). If Landlord exercises the Put, Tenant shall purchase the applicable portion of the Premises from Landlord for a cash price equal to the greater of, as attributable to the applicable portion of the Premises (A) Landlord's Investment plus the product of Landlord's Investment multiplied by the Initial Term Applicable Rate or Renewal Term Applicable Rate then in effect, or (B) Fair Market Value on the date of Landlord's notice of exercise (the "PUT EXERCISE DATE") as established pursuant to Exhibit C but assuming that such Catastrophic Event of Default did not then exist, plus all of Landlord's attorneys' fees, costs and expenses incurred in connection with the Put and the attendant Catastrophic Event. Such purchase shall be consummated at Tenant's expense within one hundred twenty (120) days of the Put Exercise Date through an escrow at a national title company selected by Landlord using the title company's standard sale escrow instructions, without representations or warranties, any due diligence or other contingencies in favor of the buyer, and providing that Landlord shall deliver to Tenant title to the applicable portion of the Premises subject only to the applicable title exceptions shown in Exhibit D (the "PERMITTED EXCEPTIONS"). If Landlord commences the Receivership, the receiver shall be paid a reasonable fee for its services and all such fees and other expenses of the Receivership shall be paid in addition to, and not in limitation of, the Rent otherwise due to Landlord hereunder. Tenant irrevocably consents to the Receivership upon a Catastrophic Event of Default and thus stipulates to and agrees not to contest the appointment of a receiver under such circumstances and for such purposes. Landlord's right and remedy to obtain a Receivership pursuant to this Section
13.2 shall not prevent, limit or otherwise impair Landlord from seeking or obtaining the appointment of a receiver upon any Event of Default other than a Catastrophic Event of Default with respect to all or any portion of the Premises in accordance with applicable law.

            13.3 REMEDIES CUMULATIVE; NO WAIVER. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity. Any notice or cure period provided herein shall run concurrently with any provided by applicable law. No failure of Landlord to insist at any time upon the strict performance of any provision of this Master Lease or to exercise any option, right, power or remedy contained herein shall be construed as a waiver, modification or relinquishment thereof as to any similar or different breach (future or otherwise) by Tenant. Landlord's receipt of any rent or other sum due hereunder (including any late charge) with knowledge of any breach shall not be deemed a waiver of such breach, and no waiver by Landlord of any provision of this Master Lease shall be effective unless expressed in a writing signed by it.

            13.4 PERFORMANCE OF TENANT'S OBLIGATIONS. If Tenant at any time shall fail to make any payment or perform any act on its part required to be made or performed under this Master Lease, after expiration of applicable notice or cure periods as expressly provided herein, if any, then Landlord may, without waiving or releasing Tenant from any obligations or default hereunder, make such payment or perform such act for the account and at the expense of Tenant, and enter upon any portion of the Premises for the purpose of taking all such action as may be reasonably necessary. No such entry shall be deemed an eviction of Tenant. All sums so paid by Landlord and all necessary and incidental costs and expenses (including reasonable attorneys' fees and expenses) incurred in connection with the performance of any such act by it, together with interest at the Agreed Rate from the date of the making of such payment or the incurring of such costs and expenses, shall at Landlord's option, which may be exercised in Landlord's sole and absolute discretion, either be payable by Tenant to Landlord on demand or added to Landlord's Investment.

      14.   PROVISIONS ON TERMINATION.

            14.1 SURRENDER OF POSSESSION. On the expiration of the Term or earlier termination or cancellation of this Master Lease (the "TERMINATION DATE"), Tenant shall deliver to Landlord or its designee possession of (A) each Facility and associated Landlord Personal Property, if any, in a neat and clean condition and in as good a condition as existed at the date of their possession and occupancy pursuant to this Master Lease, ordinary wear and tear excepted,
(B) a fully operational Business at each Facility including, at Tenant's sole cost except to the extent provided to the contrary in Section 7.2, any Alterations necessitated by, or imposed in connection with, a change of ownership inspection survey for the transfer of operation of any portion of the Premises to Landlord or its designee, and (C) provided that Landlord or its designee executes an agreement, in form and substance reasonably acceptable to such party, confirming its obligation to maintain such records for a period equal to the longer of (I) the applicable statute of limitations, or (II) the period required by applicable law, all patient charts and resident records along with appropriate resident consents if necessary and copies of all its books and records relating to the Business and the Premises. Accordingly, Tenant shall not at any time during or after the Term seek to transfer, surrender, allow to lapse, or grant any security interest or any other interest in and to the licenses, permits or certifications relating to any portion of the Business or any portion of the Premises, nor shall Tenant commit or omit any act that would jeopardize any portion of the Business or any licensure or certification of any portion of the Premises. Tenant shall cooperate fully with Landlord or its designee in transferring or obtaining all necessary licenses and certifications for Landlord or its designee, and Tenant shall comply with all requests for an orderly transfer of the Business, Facility licenses, and Medicare and Medicaid certifications and possession at the time of its surrender of the Premises to Landlord or its designee. Subject to all applicable laws and to the applicable limitations set forth in Section 14.3, Tenant hereby assigns, effective upon the Termination Date, all rights to operate the facility to Landlord or its designee including all required licenses and permits and all rights to apply for or otherwise obtain them, and all other nonproprietary Tenant Intangible Property relating to any portion of the Premises.

            14.2 REMOVAL OF TENANT PERSONAL PROPERTY. Provided that no Event of Default then exists, in connection with the surrender of the Premises, Tenant may upon at least five (5) business days prior notice to Landlord remove from the Premises in a workmanlike manner all Tenant Personal Property, leaving the Premises in good and presentable condition and appearance, including repair of any damage caused by such removal; provided that Landlord shall have the right and option, subject to the approval of any lienholder permitted under Section 9.2, to purchase the Tenant Personal Property (other than the Excluded Tenant Property) for its then net book value during such five (5) business day notice period, in which case Tenant shall so convey the Tenant Personal Property (other than the Excluded Tenant Property) to Landlord by executing a bill of sale in a form reasonably required by Landlord. If there is any Event of Default then existing, Tenant will not remove any Tenant Personal Property (including the Excluded Tenant Personal Property) from the Premises and instead will, on demand from Landlord, convey it to Landlord for no additional consideration by executing a bill of sale in a form reasonably required by Landlord. Title to any Tenant Personal Property which is not removed by Tenant as permitted above upon the expiration of the Term shall, at Landlord's election, vest in Landlord; provided, however, that Landlord may remove and store or dispose at Tenant's expense any or all of such Tenant Personal Property which is not so removed by Tenant without obligation or accounting to Tenant.

            14.3 MANAGEMENT OF PREMISES. Commencing on the Termination Date, Landlord or its designee, upon written notice to Tenant, may elect to assume the responsibilities and obligations for the management and operation of the Business and Tenant agrees to cooperate fully to accomplish the transfer of such management and operation without interrupting the operation of the Business. Tenant agrees that Landlord or its designee may operate the Business under Tenant's licenses and certifications to the extent allowed under applicable law pending the issuance of new licenses and certifications to Landlord or its designee. Tenant shall not commit any act or be remiss in the undertaking of any act that would jeopardize any licensure or certification of any portion of the Premises, and Tenant shall comply with all requests for an orderly transfer of any and all facility and other licenses, Medicare and Medicaid certifications to the extent that Tenant is participating therein and possession of the Premises at the time of any such surrender.

            14.4 HOLDING OVER. If Tenant shall for any reason remain in possession of any portion of the Premises after the Termination Date, such possession shall be a month-to-month tenancy during which time Tenant shall pay as rental on the first (1st) business day of each month ONE AND ONE-HALF (1 1/2) TIMES the total of the monthly Minimum Rent payable with respect to the last Lease Year plus all additional charges accruing during the month and all other sums, if any, payable by Tenant pursuant to this Master Lease. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over of Tenant after the Termination Date, nor shall anything contained herein be deemed to limit Landlord's remedies.

            14.5 SURVIVAL. All representations, warranties, covenants and other obligations of Tenant under this Master Lease shall survive the Termination Date.

      15.   CERTAIN LANDLORD RIGHTS.

            15.1 ENTRY AND EXAMINATION OF RECORDS. Landlord and its representatives may enter any portion of the Premises at any reasonable time after reasonable notice to Tenant to inspect the Premises for compliance, to exhibit the Premises for sale, lease or mortgaging, or for any other reason; provided that no such notice shall be required in the event of an emergency, upon an Event of Default or to post notices of non-responsibility under any mechanic's or materialman's lien law. No such entry shall unreasonably interfere with residents, patients, patient care or the Business. During normal business hours, Tenant will permit Landlord and its representatives, inspectors and consultants to examine all contracts, books and financial and other records (wherever kept) relating to Tenant's operations at any portion of the Premises.

            15.2 GRANT LIENS; CHANGE IN ZONING. Without the consent of Tenant, Landlord may from time to time, directly or indirectly, create or otherwise cause to exist any Lien, title retention agreement, or other encumbrance upon the Premises, or any portion thereof or interest therein (including this Master Lease), whether to secure any borrowing or other means of financing or refinancing or otherwise. Without the consent of Tenant, Landlord may from time to time directly or indirectly, create or otherwise cause to exist any restrictive covenant or easement upon the Premises, or accede to a change in the zoning of any portion of the Premises, so long as such covenant, easement or change would not have a material adverse effect on the Business or other activities of Tenant conducted thereon pursuant to the terms of this Master Lease.

            15.3 SUBORDINATION, ATTORNMENT AND NONDISTURBANCE. Upon the request of Landlord, Tenant shall subordinate this Master Lease to the Lien of any encumbrance consented to by Landlord pursuant to Section 15.2. Any such encumbrance, or an ancillary agreement in connection therewith, shall provide, subject to customary limitations and exceptions (A) that so long as no Event of Default shall exist, (I) it is subject to the rights of Tenant under this Master Lease, and (II) that Tenant's occupancy hereunder, including Tenant's right of quiet enjoyment provided herein, shall not be disturbed if any Person (a "FORECLOSURE PURCHASER") takes possession of the applicable portion of the Premises through foreclosure proceeding or otherwise, and (B) that Tenant shall attorn to any Foreclosure Purchaser.

            15.4 ESTOPPEL CERTIFICATES. Tenant and Landlord shall, at any time upon not less than five (5) days prior written request by the other party, have an authorized representative execute, acknowledge and deliver to the requesting party or its designee a written statement certifying (A) that this Master Lease, together with any specified modifications, is in full force and effect, (B) the dates to which Rent and additional charges have been paid, (C) that no default by either party exists or specifying any such default and (D) as to such other matters as the requesting may reasonably request.

            15.5 CONVEYANCE RELEASE. Landlord or any successor owner may sell or transfer all or any portion of the Premises or assign in whole or in part this Master Lease in its sole and absolute discretion, which shall in each case include an assignment and delivery to the purchaser or assignee of all funds then held in escrow pursuant to this Master Lease (or the allocable portion thereof), and upon any such sale or transfer, they shall thereupon be released from all future liabilities and obligations under this Master Lease arising or accruing from and after the date of such conveyance or other transfer, which instead shall thereupon be binding upon the new owner.

      16. ASSIGNMENT AND SUBLETTING. Without the prior written consent of Landlord, which may be withheld or conditioned at its sole discretion, this Master Lease shall not, nor shall any interest of Tenant herein, be assigned or encumbered by operation of law, nor shall Tenant voluntarily or involuntarily assign, mortgage, encumber or hypothecate any interest in this Master Lease or sublet any portion of the Premises except (I) in the ordinary course of Tenant's business to residents or occupants of such Facility or their immediate family members using Tenant's standard form occupancy lease for the State in which the applicable Facility is located (in the form approved by the regulatory agency having jurisdiction thereover), and (II) for incidental subleases and occupancy agreements to providers of incidental services to residents (such as physical therapists or beauty shops) which (A) do not exceed in the aggregate for any single Facility more than one hundred (100) square feet within such Facility, and (B) with respect to any individual sublease or occupancy agreement, does not exceed one (1) year in duration (including any available renewal or extension terms). Any of the foregoing acts without such consent shall be void and shall, at Landlord's sole option, constitute an Event of Default giving rise to Landlord's right, among other things, to terminate this Master Lease. An assignment of this Master Lease by Tenant shall be deemed to include: (A) entering into a management or similar agreement relating to the operation or control of any portion of the Premises with a Person that is not an Affiliate of Tenant; (B) any change (voluntary or involuntary, by operation of law or otherwise, including the transfer, assignment, sale, hypothecation or other disposition of any equity interest in Tenant) in the Person that ultimately exert effective Control over the management of the affairs of Tenant as of the date hereof; provided that an initial public offering of Tenant or a change in the ownership of Guarantor shall not be deemed to be an assignment of the Master Lease so long as thereafter less than TWENTY-FIVE PERCENT (25%) of the voting stock of Tenant or Guarantor, respectively, is held by any Person or related group that did not have such ownership prior thereto; or (C) the sale or other transfer of all or any portion of any certificate of need, bed rights or other similar certificate or license relating to any portion of the Business or any portion of the Premises. Notwithstanding the foregoing, Tenant may, without Landlord's prior written consent, assign this Master Lease or sublet the Premises or any portion thereof to an Affiliate of Tenant or any Guarantor if all of the following are first satisfied: (W) such Affiliate fully assumes Tenant's obligations hereunder; (X) Tenant remains fully liable hereunder and any Guarantor remains fully liable under its guaranty; (Y) the use of the applicable portion of the Premises remains unchanged; and (Z) Landlord in its reasonable discretion shall have approved the form and content of all documents for such assignment or sublease and received an executed counterpart thereof. In no event shall Tenant sublet any portion of the Premises on any basis such that the rental to be paid by the sublessee would be based, in whole or in part, on either the income or profits derived by the business activities of the sublessee, or any other formula, such that any portion of the sublease rental received by Landlord would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the U.S. Internal Revenue Code, or any similar or successor provision thereto.

      17. DAMAGE BY FIRE OR OTHER CASUALTY. Tenant shall promptly notify Landlord of any damage or destruction of any portion of the Premises and diligently repair or reconstruct such portion of the Premises to a like or better condition than existed prior to such damage or destruction. Any net insurance proceeds payable with respect to the casualty shall be used for the repair or reconstruction of the applicable portion of the Premises pursuant to reasonable disbursement controls in favor of Landlord. If such proceeds are insufficient, Tenant shall provide the required additional funds; if they are more than sufficient, the surplus shall belong and be paid to Tenant. Tenant shall not have any right under this Master Lease, and hereby waives all rights under applicable law, to abate, reduce or offset rent by reason of any damage or destruction of any portion of the Premises by reason of an insured or uninsured casualty.

      18. CONDEMNATION. Except as provided to the contrary in this Section 18, this Master Lease shall not terminate and shall remain in full force and effect in the event of a taking or condemnation of the Premises, or any portion thereof, and Tenant hereby waives all rights under applicable law to abate, reduce or offset rent by reason of such taking. If during the Term all or substantially all (a "COMPLETE TAKING") or a smaller portion (a "PARTIAL TAKING") of any Facility is permanently taken or condemned by any competent public or quasi-public authority, then (A) in the case of a permanent Complete Taking, Tenant may at its election made within thirty (30) days of the effective date of such Taking, terminate this Master Lease with respect to such Facility and the current Rent shall be prorated as of the effective date of such termination, or (B) in the case of a permanent Partial Taking, the Rent shall be abated to the same extent as the resulting diminution in Fair Market Value of the portion of the Premises taken. The award payable upon a Complete Taking shall be allocated (I) as provided by the taking authority, (II) in the absence thereof, as agreed by the parties, or (III) failing such agreement within thirty(30) days after the effective date of such Taking, pursuant to the appraisal procedure described in Exhibit C. The resulting diminution in Fair Market Value on the effective date of a Partial Taking shall be as established pursuant to Exhibit C. Landlord alone shall be entitled to prosecute, litigate, compromise and settle any condemnation claim, any Complete Taking or any Partial Taking, and to receive and retain any award for a Partial Taking.

      19. INDEMNIFICATION. Tenant agrees to protect, indemnify, defend and save harmless Landlord, its directors, officers, shareholders, agents and employees from and against any and all foreseeable or unforeseeable liability, expense, loss, cost, deficiency, fine, penalty or damage

(including consequential or punitive damages) of any kind or nature, including reasonable attorneys' fees, from any suits, claims or demands, on account of any matter or thing, action or failure to act arising out of or in connection with this Master Lease, the Premises or the operations of Tenant on any portion of the Premises, including (A) the breach by Tenant of any of its representations, warranties, covenants or other obligations hereunder, (B) any Protest, (C) all known and unknown Environmental Activities on any portion of the Premises, Hazardous Materials Claims or violations by Tenant of a Hazardous Materials Law with respect to any portion of the Premises, and (D) upon or following the Termination Date, the correction of all deficiencies of a physical nature identified by, and any liability assessed or asserted by, any governmental agency or Medicare or Medicaid providers (but only to the extent Tenant was, or was required pursuant to applicable law to be, participating in the same as of the termination date) as a result of or arising out of or in connection with this Master Lease or the related change of ownership inspection and audit (including any overpayment to any Medicare, Medicaid or other third-party payor), except to the extent that Tenant is not responsible therefor pursuant to
Section 7.2. Upon receiving knowledge of any suit, claim or demand asserted by a third party that Landlord believes is covered by this indemnity, it shall give Tenant notice of the matter. If Landlord does not elect to defend the matter with its own counsel at Tenant's expense, Tenant shall then defend Landlord at Tenant's expense (including Landlord's reasonable attorneys' fees and costs) with legal counsel satisfactory to Landlord

      20. ATTORNEYS FEES; DISPUTES. If any party brings any action to interpret or enforce this Master Lease, or for damages for any alleged breach, the prevailing party shall be entitled to reasonable attorneys' fees and costs as awarded by the court in addition to all other recovery, damages and costs. EACH PARTY HEREBY WAIVES ANY RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER IN CONNECTION WITH ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS MASTER LEASE, INCLUDING RELATIONSHIP OF THE PARTIES, TENANT'S USE AND OCCUPANCY OF ANY PORTION OF THE PREMISES, OR ANY CLAIM OF INJURY OR DAMAGE RELATING TO THE FOREGOING OR THE ENFORCEMENT OF ANY REMEDY. All disputes arising under or relating to this Master Lease shall be brought and litigated in the state and/or federal courts in Orange County, California and all related appellate courts, and Landlord and Tenant hereby consent to the jurisdiction of such courts.

      21. NOTICES. All notices and demands, certificates, requests, consents, approvals and other similar instruments under this Master Lease shall be in writing and sent by personal delivery, U. S. certified or registered mail (return receipt requested, postage prepaid) or FedEx or similar generally recognized overnight carrier regularly providing proof of delivery, addressed as follows:

If to Tenant:     c/o Alterra Healthcare Corporation
                  10000 Innovation Drive
                  Milwaukee, Wisconsin 53226
                  Attention: Mark W. Ohlendorf
                  Fax No. (414) 918-5055

With a copy to:   Rogers & Hardin LLP
                  2700 International Tower
                  229 Peachtree Street, N.E.
                  Atlanta, Georgia 30303-1601
                  Attention: Miriam J. Dent
                  Fax No. (404) 525-2224

If to Landlord:   Nationwide Health Properties, Inc.
                  610 Newport Center Drive, Suite 1150
                  Newport Beach, California 92660-6429
                  Attention:  President and General Counsel
                  Fax No. (949) 759-6876

And:              JER Partners
                  1650 Tysons Boulevard, Suite 1600
                  McLean, Virginia 22101
                  Attention: Paul A. Froning
                  Facsimile: (703) 714-8060 and
                  Attention: Daniel T. Ward, Esq.
                  Facsimile: (703) 714-8102

With a copy to:   O'Melveny & Myers LLP
                  610 Newport Center Drive, Suite 1700
                  Newport Beach, California 92660-6429
                  Attention:  Steven L. Edwards
                  Fax No. (949) 823-6994

And:              Pircher, Nichols & Meeks
                  1925 Century Park East, Suite 1700
                  Los Angeles, California 90067
                  Attention: Stevens A. Carey, Esq.
                  Facsimile: (310) 201-8922

A party may designate a different address by notice as provided above. Any notice or other instrument so delivered (whether accepted or refused) shall be deemed to have been given and received on the date of delivery established by U.S. Post Office return receipt or the carrier's proof of delivery or, if not so delivered, on the day received (provided that such notice or instrument shall be deemed received on the next succeeding business day if received after 5:00 p.m. (local time)). Delivery to any officer, general partner or principal of a party shall be deemed delivery to such party. Notice to any one co-Tenant shall be deemed notice to all co-Tenants.

      22. MISCELLANEOUS. Since each party has been represented by counsel and this Master Lease has been freely and fairly negotiated, all provisions shall be interpreted according to their fair meaning and shall not be strictly construed against any party. While nothing contained in this Master Lease should be deemed or construed to constitute an extension of credit by Landlord to Tenant, if a portion of any payment made to Landlord is deemed to violate any applicable laws regarding usury, such portion shall be held by Landlord to pay the future obligations of Tenant as such obligations arise and if Tenant discharges and performs all obligations hereunder, such funds will be reimbursed (without interest) to Tenant on the Termination Date. If any part of this Master Lease shall be determined to be invalid or unenforceable, the remainder shall nevertheless continue in full force and effect. Time is of the essence, and whenever action must be taken (including the giving of notice or the delivery of documents) hereunder during a certain period of time or by a particular date that ends or occurs on a Saturday, Sunday or federal holiday, then such period or date shall be extended until the immediately following business day. Whenever the words "including", "include" or "includes" are used in this Master Lease, they shall be interpreted in a non-exclusive manner as though the words "without limitation" immediately followed. Whenever the words day or days are used in this Master Lease, they shall mean "calendar day" or "calendar days" unless expressly provided to the contrary. The titles and headings in this Master Lease are for convenience of reference only and shall not in any way affect the meaning or construction of any provision. Unless otherwise expressly provided, references to any "Section" mean a section of this Master Lease (including all subsections), to any "Exhibit" or "Schedule" mean an exhibit or schedule attached hereto, and references to "Medicare" or "Medicaid" include any successor program. If more than one Person is Tenant hereunder, their liability and obligations hereunder shall be joint and several. Promptly upon the request of either party and at its expense, the parties shall prepare, enter into and record a suitable short form memorandum of this Master Lease. This Master Lease
(A) together with the LC Agreement, the Guaranty, the Stock Pledge, the Memorandum of Understanding and all other documents or instruments executed as of the Effective Date in connection therewith, contains the entire agreement of the parties as to the subject matter hereof and supersedes all prior or contemporaneous verbal or written agreements or understandings, (B) may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document, (C) may only be amended by a writing executed by the parties, (D) shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties, (E) shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the conflict of laws rules thereof, provided that the law of the State in which each Facility is located (each a "SITUS STATE") shall govern procedures for enforcing, in the respective Situs State, provisional and other remedies directly related to such Facility and related personal property as may be required pursuant to the law of such Situs State, including without limitation the appointment of a receiver; and, further provided that the law of the Situs State also applies to the extent, but only to the extent, necessary to create, perfect and foreclose the security interests and liens created under this Master Lease, and (F) incorporates by this reference any Exhibits and Schedules attached hereto.

      23.   WISCONSIN PURCHASE FACILITIES.

            23.1  TENANT PURCHASE OPTION.

            (A) Provided no Event of Default exists on the applicable Call Exercise Date or the applicable closing date, Tenant shall have the option to purchase each of the Wisconsin Purchase Facilities by giving Landlord written notice (a "CALL EXERCISE NOTICE") thereof on a date (the "CALL EXERCISE DATE") that is at least thirty (30) days but no more than sixty (60) days prior to the anticipated closing date for the consummation of such purchase. Landlord shall not unreasonably withhold its consent to the extension or adjustment of the dates set forth in the preceding sentence upon the prior written request of Tenant. The purchase price shall be the applicable amount (the "MINIMUM RESIDENCE PRICE") set forth on
Schedule 7. Within ten (10) days of Tenant's delivery of any Call Exercise Notice, the parties shall sign the standard sale escrow instructions (the "SALE INSTRUCTIONS") of a national title company (selected by Landlord) that are in form and substance reasonably satisfactory to Landlord, which Sale Instructions shall provide (I) for no representations or warranties, due diligence or other contingencies in favor of Tenant; (II) that Tenant shall deposit FIVE PERCENT (5%) of the purchase price with the title company, which may be retained by Landlord as liquidated damages solely for any breach by Tenant of the terms of this Section 23.1 or the Sale Instructions (and which in no way shall liquidate or limit Landlord's damages by reason of any other breach of this Master Lease);
(III) that the escrow shall close on the date identified in the applicable Call Exercise Notice, at which time Tenant shall pay the purchase price in cash and Landlord shall deliver title to the applicable Wisconsin Purchase Facility, subject only to the applicable Permitted Exceptions; (IV) that Tenant shall pay all transaction costs; (V) that Tenant may elect to cause the conveyance of the applicable Wisconsin Purchase Facility to be made by Landlord to a third party. If Tenant fails to close the escrow for the purchase of any Wisconsin Purchase Facility for any reason other than a breach by Landlord, then no Event of Default shall arise solely as a result of such failure, but the rights granted to Tenant under this Section 23.1 with respect only to such Wisconsin Purchase Facility shall automatically terminate and be of no further force or effect.

            (B) Any proceeds received by Tenant from the sale to any third party of any Wisconsin Purchase Facility, to the extent such proceeds are in excess of the applicable Minimum Residence Purchase Price and Tenant's reasonable and customary transaction costs from such sale, shall immediately be paid by Tenant to Landlord upon Tenant's receipt thereof.

            (C) The purchase option granted to Tenant pursuant to Section 23.1(c) shall automatically terminate and be of no further force or effect with respect to each Wisconsin Purchase Facility for which Tenant has not then duly given a Call Exercise Notice on the date that is the earlier of (I) one (1) year from the Effective Date, or (II) the date that Landlord gives notice of its exercise of its rights pursuant to Section 23.2 with respect to such Wisconsin Purchase Facility.

            23.2 LANDLORD DISPOSITION RIGHTS. Upon not less than thirty (30) days prior written notice to Tenant in each instance, Landlord may terminate this Master Lease with respect to any Wisconsin Purchase Facility. Upon the effectiveness of any such termination, the applicable Wisconsin Purchase Facility shall no longer be a part of the Premises hereunder and Landlord and Tenant shall be released from their respective obligations with respect thereto, except to the extent that any such obligation survives the termination of this Master Lease in accordance with the terms hereof. Alternatively, at Landlord's request, all or the then remaining Wisconsin Purchase Facilities shall be removed from this Master Lease and Landlord and Tenant shall enter into a new lease with respect thereto, which shall be on substantially the same terms as this Master Lease as applicable to such Wisconsin Purchase Facilities (including the provisions concerning the purchase option set forth in Section 23.1).

            23.3 ADJUSTMENT TO LANDLORD'S INVESTMENT. Concurrently with the closing of any sale of any Wisconsin Termination Facility pursuant to Section 23.1, Landlord's Investment shall be reduced by the greater of the applicable Minimum Residence Price or the actual proceeds received by Landlord from such sale pursuant to Section 23.1(b). Concurrently with the removal from this Master Lease with respect to any Wisconsin Termination Facility pursuant to Section 23.2, Landlord's Investment shall be reduced by the applicable Minimum Residence Price.

      24. QUIET ENJOYMENT. So long as no Event of Default exists, Landlord covenants and agrees that Tenant shall peaceably and quietly have, hold and enjoy the Premises for the Term free from claims by, through or under Landlord, subject to all of the provisions of this Master Lease.

      25. LANDLORD MAINTENANCE OBLIGATION. Effective as of the Effective Date, and continuing until thirty (30) days after the date Landlord delivers notice to Tenant of the termination of Landlord's obligations under this Section 25, which notice may be given at any time in Landlord's sole and absolute discretion, Landlord shall be responsible for performing, at the expense of Tenant as described below, the maintenance and repair of the Exterior Portion of each of the Facilities.

            25.1 MAINTENANCE CONTRACTORS. Landlord shall retain such third party vendors and contractors (each a "MAINTENANCE CONTRACTOR") as Landlord shall from time to time deem necessary to perform Landlord's maintenance obligations under this Section 25. Such Maintenance Contractors shall be identified by Landlord from a list (each a "MAINTENANCE CONTRACTOR LIST") of proposed vendors and contractors for each Facility to be mutually agreed upon from time to time by Landlord and Tenant, which agreement shall not be unreasonably withheld, conditioned or delayed by Tenant. Landlord shall be free from time to time to terminate any such Maintenance Contractor and retain a replacement therefor as identified from the applicable Maintenance Contractor List. Any written contract to be entered into with respect to the maintenance of the Exterior Portion of any Facility shall be entered into by and between Landlord and the applicable Maintenance Contractor.

            25.2 REQUEST FOR SERVICE. Subject to the other terms and provisions of this Section 25 and other applicable Sections of this Master Lease, Tenant may contact any Maintenance Contractor to request the service to be performed by such Maintenance Contractor and shall otherwise be free to deal with each Maintenance Contractor in connection with the use and operation of the Facilities and the Business conducted thereon.

            25.3 COSTS AND EXPENSES. All costs, expenses and fees of each Maintenance Contractor shall be the responsibility of Tenant. Tenant shall use its best efforts to cause each invoice, statement or other request for payment from any Maintenance Contractor to be billed in the name of, and sent to, Landlord with a copy to Tenant for direct payment by Tenant to the applicable Maintenance Contractor, and Tenant shall provide Landlord with such evidence of such payment as Landlord may reasonably request.

            25.4 REPORT ON ACTIVITIES. Each quarterly Facility condition report submitted to Landlord pursuant to Section 10 and Exhibit F of this Master Lease shall include a reasonably detailed report on the activities of all Maintenance Contractors at the applicable Facility during the applicable quarter.

            25.5 TRANSITION. Landlord and Tenant shall mutually cooperate with each other to effect an orderly transition of Landlord's obligations under this
Section 25 from Landlord to Tenant upon any election of Landlord to terminate such obligations.

      26. ADVISORY FEE. On the Effective Date, at Tenant's request, Landlord shall pay to Tenant the amount of ONE MILLION FIVE HUNDRED THIRTY TWO THOUSAND SEVEN HUNDRED SEVENTY-EIGHT DOLLARS ($1,532,778) to be paid by Tenant to certain of its professional advisors for services rendered in connection with this Master Lease. Provided that no Event of Default or circumstances that with the giving of notice or passing of time would constitute an Event of Default then exists, upon the termination of this Master Lease with respect to each Wisconsin Purchase Facility as a result of Tenant exercising its purchase option therefor in accordance with Section 23.1(a) or Landlord exercising its disposition rights in accordance with Section 23.2, Landlord shall pay to Tenant the amount of ELEVEN THOUSAND FOUR HUNDRED EIGHTY-ONE AND 33/100 DOLLARS ($11,481.33) per Wisconsin Purchase Facility to be paid by Tenant to certain of its professional advisors for services rendered in connection with this Master Lease. In the event that Tenant is not entitled to receive any disbursement of the above-described advisory fee reimbursement as of the first (1st) anniversary of the Effective Date, it shall be conclusively deemed as between Landlord and Tenant that no such further payment is due, and Landlord shall (A) have no further liability in connection with such payment and (B) reduce the amount of Landlord's Investment by such amount. The amounts described above, if and when disbursed to Tenant, shall be utilized by Tenant only for the purposes described in this Section 26. Landlord assumes, and shall have, no liability or obligation to any Person other than Tenant for the payment of the sums described in this
Section 26.

IN WITNESS WHEREOF, this Master Lease has been executed by Landlord and Tenant as of the Effective Date.


"TENANT"

ALS LEASING, INC.,
a Delaware corporation



By:     /s/ Mark W. Ohlendeorf
        -------------------------
Name:   Mark W. Ohlendeorf
        -------------------------
Title:  VP
        -------------------------



Witness:  /s/ Sarah Wits                   Witness: /s/ Kristin Ferge
        -------------------------                  -------------------------


ASSISTED LIVING PROPERTIES, INC.,
a Kansas corporation



By:     /s/ Mark W. Ohlendeorf
        -------------------------
Name:   Mark W. Ohlendeorf
        -------------------------
Title:  VP
        -------------------------



Witness:  /s/ Sarah Wits                   Witness: /s/ Kristin Ferge
        -------------------------                  -------------------------

"LANDLORD"

JER/NHP SENIOR LIVING ACQUISITION, LLC,
a Delaware limited liability company

By:   JER/NHP SENIOR HOUSING, LLC,
      a Delaware limited liability company,
      its sole member

      By:   NATIONWIDE HEALTH PROPERTIES, INC.,
            a Maryland corporation,
            its managing member



            By:     /s/ Donald D. Bradley
                    -------------------------
            Name:   Donald D. Bradley
            Title:  Senior Vice President & General Counsel



Witness: /s/ Sharina Ross                 Witness:  /s/ Illegible
        -------------------------                  -------------------------



JER/NHP SENIOR LIVING TEXAS, L.P.,
a Texas limited partnership

By:   JER/NHP MANAGEMENT TEXAS, LLC,
      a Texas limited liability company
      its general partner



      By:     /s/ Donald D. Bradley
              -------------------------
      Name:   Donald D. Bradley
      Title:  Manager



Witness: /s/ Sharina Ross                  Witness: /s/ Illegible
        -------------------------                  -------------------------

JER/NHP SENIOR LIVING WISCONSIN, LLC,
a Delaware limited liability company

By:   JER/NHP SENIOR HOUSING, LLC,
      a Delaware limited liability company,
      its sole member

      By:   NATIONWIDE HEALTH PROPERTIES, INC.,
            a Maryland corporation,
            its managing member



            By:     /s/ Donald D. Bradley
                    -------------------------
            Name:   Donald D. Bradley
            Title:  Senior Vice President & General Counsel



Witness: /s/ Sharina Ross                  Witness: /s/ Illegible
        -------------------------                  -------------------------


JER/NHP SENIOR LIVING KANSAS, INC.,
a Kansas corporation

By:     /s/ Donald D. Bradley
        -------------------------
Name:   Donald D. Bradley
Title:  Secretary and Treasurer



Witness: /s/ Sharina Ross                  Witness: /s/ Illegible
        -------------------------                  -------------------------

                                    EXHIBIT A

                               LEGAL DESCRIPTIONS



                                  See attached;
        includes all improvements thereon and all appurtenances thereto.

                                    EXHIBIT B

                           LANDLORD PERSONAL PROPERTY



                           [None as of Effective Date]

                                    EXHIBIT C

                                FAIR MARKET VALUE



            "FAIR MARKET VALUE" means the fair market value of the Premises or applicable portion thereof on a specified date as agreed to by the parties, or failing such agreement within ten (10) days of such date, as established pursuant the following appraisal process. Each party shall within ten (10) days after written demand by the other select one MAI Appraiser to participate in the determination of Fair Market Value. For all purposes under this Master Lease, the Fair Market Value shall be the fair market value of the Premises or applicable portion thereof unencumbered by this Master Lease. Within ten (10) days of such selection, the MAI Appraisers so selected by the parties shall select a third (3rd) MAI Appraiser. The three (3) selected MAI Appraisers shall each determine the Fair Market Value of the Premises or applicable portion thereof within thirty days of the selection of the third appraiser. To the extent consistent with sound appraisal practices as then existing at the time of any such appraisal, and if requested by Landlord, such appraisal shall be made on a basis consistent with the basis on which the Premises or applicable portion thereof were appraised at the time of their acquisition by Landlord. Tenant shall pay the fees and expenses of any MAI Appraiser retained pursuant to this Exhibit.

            If either party fails to select a MAI Appraiser within the time period set forth in the foregoing paragraph, the MAI Appraiser selected by the other party shall alone determine the fair market value of the Premises or applicable portion thereof in accordance with the provisions of this Exhibit and the Fair Market Value so determined shall be binding upon the parties. If the MAI Appraisers selected by the parties are unable to agree upon a third (3rd) MAI Appraiser within the time period set forth in the foregoing paragraph, either party shall have the right to apply at Tenant's expense to the presiding judge of the court of original trial jurisdiction in the county in which the Premises or applicable portion thereof are located to name the third (3rd) MAI Appraiser.

            Within five(5) days after completion of the third (3rd) MAI Appraiser's appraisal, all three (3) MAI Appraisers shall meet and a majority of the MAI Appraisers shall attempt to determine the fair market value of the Premises or applicable portion thereof. If a majority are unable to determine the fair market value at such meeting, the three (3) appraisals shall be added together and their total divided by three (3). The resulting quotient shall be the Fair Market Value. If, however, either or both of the low appraisal or the high appraisal are more than TEN PERCENT (10%) lower or higher than the middle appraisal, any such lower or higher appraisal shall be disregarded. If only one
(1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting quotient shall be such Fair Market Value. If both the lower appraisal and higher appraisal are disregarded as provided herein, the middle appraisal shall be such Fair Market Value. In any event, the result of the foregoing appraisal process shall be final and binding.

            "MAI APPRAISER" shall mean an appraiser licensed or otherwise qualified to do business in the state(s) where the Premises or applicable portion thereof are located and who has substantial experience in performing appraisals of facilities similar to the Premises or applicable portion thereof and is certified as a member of the American Institute of Real Estate Appraisers or certified as a SRPA by the Society of Real Estate Appraisers, or, if such organizations no longer exist or certify appraisers, such successor organization or such other organization as is approved by Landlord.

                                    EXHIBIT D

                              PERMITTED EXCEPTIONS



1. The standard printed exceptions, conditions and exclusions from coverage contained in the standard coverage owner's title policy then prevailing in use at the title company that consummates the sale transaction.

2.    Any matters which an accurate survey of the Premises may show.

3.    Real property taxes and assessments.

4. Any matters shown as title exceptions in the ALTA Owner's Policy of Title Insurance obtained by Landlord in connection with its acquisition of the Premises.

5. Such other matters burdening the Premises which were created with the consent or knowledge of Tenant or arising out of Tenant's acts or omissions.

                                    EXHIBIT E

                               CERTAIN DEFINITIONS



For purposes of this Master Lease, the following terms and words shall have the specified meanings:

ENVIRONMENTAL DEFINITIONS

      "ENVIRONMENTAL ACTIVITIES" shall mean the use, generation, transportation, handling, discharge, production, treatment, storage, release or disposal of any Hazardous Materials at any time to or from any portion of the Premises or located on or present on or under any portion of the Premises.

      "HAZARDOUS MATERIALS" shall mean (A) any petroleum products and/or by-products (including any fraction thereof), flammable substances, explosives, radioactive materials, hazardous or toxic wastes, substances or materials, known carcinogens or any other materials, contaminants or pollutants which pose a hazard to any portion of the Premises or to Persons on or about any portion of the Premises or cause any portion of the Premises to be in violation of any Hazardous Materials Laws; (B) asbestos in any form which is friable; (C) urea formaldehyde in foam insulation or any other form; (D) transformers or other equipment which contain dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty (50) parts per million or any other more restrictive standard then prevailing; (E) medical wastes and biohazards; (F) radon gas; and (G) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or may or could pose a hazard to the health and safety of the occupants of any portion of the Premises or the owners and/or occupants of property adjacent to or surrounding any portion of the Premises, including, without limitation, any materials or substances that are listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) as amended from time to time.

      "HAZARDOUS MATERIALS CLAIMS" shall mean any and all enforcement, clean-up, removal or other governmental or regulatory actions or orders threatened, instituted or completed pursuant to any Hazardous Material Laws, together with all claims made or threatened by any third party against any portion of the Premises, Landlord or Tenant relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.

      "HAZARDOUS MATERIALS LAWS" shall mean any laws, ordinances, regulations, rules, orders, guidelines or policies relating to the environment, health and safety, Environmental Activities, Hazardous Materials, air and water quality, waste disposal and other environmental matters.

OTHER DEFINITIONS

      "AFFILIATE" shall mean with respect to any Person, any other Person which Controls, is Controlled by or is under common Control with the first Person.

      "CC&R'S" shall mean covenants, conditions and restrictions or similar use, maintenance or ownership obligations encumbering or binding upon the real property comprising any Facility.

      "CONTROL" shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct the management and policies of that Person, whether through ownership, voting control, by contract or otherwise.

      "EXTERIOR PORTION" shall mean, with respect to any Facility, the exterior structure and roof, parking areas, hardscape and other exterior areas and landscaping.

      "MANLIUS DEBT SERVICE" shall mean all amounts due and payable under the Manlius Financing Documents or otherwise in connection with the Manlius Financing, including interest payments; principal (or amortization) payments; credit enhancement fees; letter of credit and other credit facility fees; ground lease payments; deposit, reserve and impound account payments; loan, extension, prepayment, commitment and other fees; servicing, administration and similar charges; indenture trustee fees and expenses; and underwriting, bond, remarketing fees and expenses.

      "MANLIUS FACILITY" means the Facility known as Wynwood of Manlius, located at 100 Flume Road, Manlius, New York.

      "MANLIUS FINANCING" shall mean the indebtedness evidenced by the Manlius Financing Documents.

      "MANLIUS FINANCING DOCUMENTS" shall mean the documents described on
Schedule 8.

      "MEDITRUST LANDLORD" shall mean, individually and collectively, La Quinta Properties, Inc., a Delaware corporation, Meditrust of Kansas, Inc., a Delaware corporation, T and F Properties, LP, a Delaware limited partnership, and Meditrust Acquisition Company LLC, a Delaware limited liability company.

      "MEDITRUST LEASE DOCUMENTS" shall mean all leases and other documents or agreements evidencing the leasing of the Premises prior to the date hereof by Tenant from Meditrust Landlord and all documents and agreements securing Tenant's obligations thereunder or otherwise executed in connection therewith.

      "MEDITRUST PURCHASE AGREEMENT" shall mean that certain Amendment and Restatement of Purchase and Sale Agreement dated as of April 2, 2002 by and between La Quinta Properties, Inc. and certain Affiliates thereof, and Nationwide Health Properties, Inc., a Maryland corporation ("NHP"), as assigned by NHP to one or more of the entities comprising Landlord.

      "PERSON" shall mean any individual, partnership, association, corporation, limited liability company or other entity.

      "PORTFOLIO EBITDARM" shall mean, for any applicable fiscal quarter, the net income of Tenant for such quarter to the extent derived from the operation of the Premises, adjusted to add thereto, to the extent allocable to the Premises, without duplication, (I) interest expense, (II) income tax expense,
(III) depreciation and amortization expense, (IV) rental expense, and (V) management fee expenses, in each case determined in conformity with generally accepted accounting principles, consistently applied.

      "PORTFOLIO RENT EXPENSE" means, for any applicable fiscal quarter, the amount of Minimum Rent and Manlius Debt Service payable under this Master Lease in such quarter.

                                    EXHIBIT F

                  FINANCIAL, MANAGEMENT AND REGULATORY REPORTS


                              REPORT                                                                       DUE DATE
                              ------                                                                       --------
MONTHLY FINANCIAL REPORTS CONCERNING THE BUSINESS AT EACH
Facility consisting of:

(1)     a balance sheet;
(2)     a reasonably detailed income statement;
(3)     total patient days;                                                                    Thirty (30) days after the end
(4)     occupancy; and                                                                         of each calendar month
(5)     payor mix.

QUARTERLY FACILITY CONDITION REPORTS

for each Facility in the form attached as Schedule 1 to this                                   Thirty (30) days after the end
Exhibit F together with a rent roll for such Facility in the form                              of each fiscal quarter of
attached as Schedule 2 to this Exhibit F.                                                      Guarantor

QUARTERLY CONSOLIDATED OR COMBINED FINANCIAL STATEMENTS                                        Forty-Five (45) days after the
of Guarantor, which shall include calculations demonstrating                                   end of each of the first three
Tenant's compliance with Section 7.4 as of the end of the                                      quarters of the fiscal year of
applicable quarter.                                                                            Guarantor

ANNUAL CONSOLIDATED OR COMBINED FINANCIAL STATEMENTS of Guarantor audited by a reputable certified public accounting Ninety (90) days after the firm, which shall include calculations demonstrating Tenant's fiscal year end of Guarantor compliance with Section 7.4 as of the end of the fourth quarter.

REGULATORY REPORTS WITH RESPECT TO EACH FACILITY, as follows:

(1) all federal, state and local licensing and reimbursement certification surveys, inspection and other reports received by Tenant as to any portion of the Premises and Five (5) business days after any portion of the Business, including state department receipt of health licensing surveys;
(2)     Medicare and Medicaid certification surveys; and
(3)     life safety code reports.

REPORTS OF REGULATORY VIOLATIONS,
by written notice of the following:

(1)     any violation of any federal, state or local licensing or
        reimbursement certification statute or regulation,
        including Medicare or Medicaid;
(2)     any suspension, termination or restriction placed upon                                 Two (2) business days after
        Tenant or any portion of the Premises, the operation of                                receipt
        any portion of the Business or the ability to admit
        residents or patients; or
(3)     any violation of any other permit, approval or certification in connection with any portion of the Premises or any portion of the
        Business, by any federal, state or local authority, including Medicare or Medicaid.

ANNUAL OPERATING BUDGET
covering the operations of each Facility and the Business                                      Thirty (30) days after the
conducted thereon for the forthcoming fiscal year.                                             beginning of each fiscal year

                             SCHEDULE 1 TO EXHIBIT F

                   FORM OF QUARTERLY FACILITY CONDITION REPORT

                       Nationwide Health Properties, Inc.
                       Quarterly Property Condition Report

Property Name: __________________              Unit Capacity: ________________
Location:      __________________              Occupancy(1): _________________
Quarter Ended: __________________              EBITDAR(2):  __________________

This document will provide a quarterly report to Landlord of any Alterations and general maintenance activities at the above property for both the most recently completed quarter and planned activities for subsequent quarter. In addition to the written response, Tenant personnel may be called upon for additional information.

                       Routine Maint      Major Work       Planned Major Work
                        Performed(3)     Performed(4)     For Next Quarter(5)
                        ------------     ------------     -------------------
Lawns                      Y / N         ------------     -------------------
Flower Beds                Y / N         ------------     -------------------
Side Walks                 Y / N         ------------     -------------------
Parking Lots               Y / N         ------------     -------------------
Curbing                    Y / N         ------------     -------------------
Roof                       Y / N         ------------     -------------------
Exterior Walls             Y / N         ------------     -------------------
Windows                    Y / N         ------------     -------------------
HVAC units                 Y / N         ------------     -------------------
Back Up Generators         Y / N         ------------     -------------------
Signage                    Y / N         ------------     -------------------
Other Exterior -1          Y / N         ------------     -------------------
Other Exterior -2          Y / N         ------------     -------------------
Other Exterior -3          Y / N         ------------     -------------------

In addition to the above, describe any "Alterations" as defined in Section 8 of the lease that were preformed in the quarter being reported upon or which are planned for the subsequent quarter.

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

------------------------
(1) Average for the quarter ended
(2) Average for the quarter ended
(3) This work is performed by Landlord approved contactors.
(4) Attach additional pages as may be necessary to fully describe the work.
(5) Attach additional pages as may be necessary to fully describe the work.

                             Schedule 1 to Exhibit F

                                    Page -1-

                             SCHEDULE 2 TO EXHIBIT F

                      FORM OF QUARTERLY FACILITY RENT ROLL

                                   (ATTACHED)


                             Schedule 2 to Exhibit F

                                    Page -1-

                                   SCHEDULE 1A

                                LANDLORD ENTITIES

1.       JER/NHP SENIOR LIVING TEXAS, L.P., a Texas limited partnership

         FEE OWNER OF PORTIONS OF PREMISES LOCATED IN THE STATE OF TEXAS

2. JER/NHP SENIOR LIVING WISCONSIN, LLC, a Delaware limited liability company

         FEE OWNER OF PORTIONS OF PREMISES COMPRISING WISCONSIN PURCHASE FACILITIES

3. JER/NHP SENIOR LIVING KANSAS, INC., a Kansas corporation (f/k/a Meditrust of Kansas, Inc., a Kansas corporation)

         FEE OWNER OF PORTIONS OF PREMISES LOCATED IN THE STATE OF KANSAS

4. JER/NHP SENIOR LIVING ACQUISITION, LLC, a Delaware limited liability company

         FEE OWNER OF ALL OTHER PORTIONS OF PREMISES NOT DESCRIBED IN NOS. 1-3 ABOVE

                                 SCHEDULE 1A-1

                                   SCHEDULE 1B

                                 TENANT ENTITIES

                                   (Attached)

                                 SCHEDULE 1B-1

                                   SCHEDULE 2

                   FACILITY INFORMATION: BUSINESS, BEDS, ETC.

                                                                                                                             # OF
FACILITY                                                                                                                    BEDS OR
NUMBER     ALTERRA                                                                                   BUSINESS/              LIVING
           CODE       FACILITY                              FACILITY LOCATION                      FACILITY TYPE             UNITS
  1        0404       Clare Bridge of Fort Myers            13565 American Colony Blvd.     assisted living/memory care         38
                      at the Colony                         Fort Myers, FL
  2        0402       Clare Bridge of Tampa                 1513 West Fletcher Avenue       assisted living/memory care         38
                                                            Tampa, FL
  3        0201       Clare Bridge of Farmington Hills I    27950 Drake Road                assisted living/memory care         28
                                                            Farmington Hills, MI
  4        0201       Clare Bridge of Farmington Hills II   27900 Drake Road                assisted living/memory care         32
                                                            Farmington Hills, MI
  5        0202       Clare Bridge of Utica                 45959 North Pointe Blvd.        assisted living/memory care         36
                                                            Utica, MI
  6        0502       Clare Bridge of Lower Makefield       600 Township Line Road          assisted living/memory care         48
                                                            Yardley, PA
  7        0827       Sterling House of Brown Deer          4015 West Woodale                     assisted living               15
                                                            Brown Deer, WI
  8        0809       Sterling House of Onalaska            949 10th Avenue North                 assisted living               20
                                                            Onalaska, WI
  9        0606       Wynwood of Manlius                    100 Flume Road                        assisted living               80
                                                            Manlius, NY
  10       0804       Sterling House of Plymouth            112 South River Blvd.                 assisted living               15
                                                            Plymouth, WI
  11       0838       Sterling House of Faribault           935 Spring Road                       assisted living               20
                                                            Faribault, MN
  12       0829       Sterling House of Mankato             100 Teton Lane                        assisted living               20
                                                            Mankato, MN
  13       0849       Sterling House of Sauk Rapids         1325 Summit Avenue North              assisted living               20
                                                            Sauk Rapids, MN
  14       0833       Sterling House of Winona              835 East Belleview Street             assisted living               20
                                                            Winona, MN
  15       0826       Sterling House of Manitowoc           5005 Vista Road                       assisted living               20
                                                            Manitowoc, WI
  16       0824       Sterling House of Neenah              2330 Bruce Street                     assisted living               20
                                                            Neenah, WI
  17       0831       Sterling House of Oshkosh             190 Lake Pointe Drive                 assisted living               20
                                                            Oshkosh, WI
  18       0825       Sterling House of Sun Prairie         650 Broadway Drive                    assisted living               20
                                                            Sun Prairie, WI
  19       0837       Sterling House of Willmar             1501 19th Avenue South West           assisted living               20
                                                            Willmar, MN
  20       0836       Sterling House of Middleton           6916 Century Avenue                   assisted living               20
                                                            Middleton, WI
  25       0450       Clare Bridge of Jacksonville          10050 Old Saint Augustine Rd.   assisted living/memory care         38
                                                            Jacksonville, FL
  28       0205       Wynwood of Meridian                   5346 Marsh Road                       assisted living               72
                                                            Meridian, MI  (Haslett)
  29       0446       Sterling House of Ocala               1500 South East 24th Road             assisted living               42
                                                            Ocala, FL
  30       0448       Sterling House of Ormond Beach        240 Interchange Blvd.                 assisted living               42
                                                            Ormond Beach, FL
  31       1135       Sterling House of Marion              308 Barks Road East                   assisted living               43
                                                            Marion, OH

                                  SCHEDULE 2-1

                                                                                                                             # OF
FACILITY                                                                                                                    BEDS OR
NUMBER     ALTERRA                                                                                   BUSINESS/              LIVING
           CODE       FACILITY                              FACILITY LOCATION                      FACILITY TYPE             UNITS
  32       1125       Sterling House of Barberton           487 Austin Drive                      assisted living               42
                                                            Barberton, OH
  33       1129       Sterling House of Englewood           350 Union Road                        assisted living               42
                                                            Englewood, OH
  34       0840       Sterling House of Kenosha             3109 12th Street                      assisted living               20
                                                            Kenosha, WI
  35       0221       Sterling House of Davison             432 East Clark Street                 assisted living               20
                                                            Davison, MI
  36       0222       Clare Bridge of Delta                 7235 Delta Commerce Drive       assisted living/memory care         38
                                                            Delta, MI     (Lansing)
  37       0240       Sterling House of Delta               7323 Delta Commerce Drive             assisted living               20
                                                            Delta, MI     (Lansing)
  38       0218       Clare Bridge of Troy                  4900 Northfield Parkway         assisted living/memory care         52
                                                            Troy, MI
  39       0237       Wynwood of Troy                       4850 Northfield Parkway               assisted living               78
                                                            Troy, MI
  40       0232       Clare Bridge of Grand Blanc           5130 Baldwin Road                     assisted living               52
                                                            Holly, MI
  41       0233       Wynwood of Grand Blanc                5080 Baldwin Road                     assisted living               78
                                                            Holly, MI
  42       1704       Sterling House of Bethany             4101 North Council Road               assisted living               26
                                                            Bethany, OK
  43       1111       Sterling House of Derby               1709 East Walnut Grove                assisted living               26
                                                            Derby, KS
  44       1120       Sterling House of Wellington          500 North Plum Street                 assisted living               26
                                                            Wellington, KS
  45       1703       Sterling House of Bartlesville South  3737 South East Camelot Dr.           assisted living               33
                                                            Bartlesville, OK
  46       1736       Sterling House of Lancaster           2400 West Pleasant Run Rd.            assisted living               37
                                                            Lancaster, TX
  47       1747       Sterling House of Temple              3902 West Adams Avenue                assisted living               42
                                                            Temple, TX
  48       1735       Sterling House of Kerrville           725 Leslie Drive                      assisted living               37
                                                            Kerrville, TX
  49       1745       Sterling House of Whitby              5996 Whitby Road                      assisted living               50
                                                            San Antonio, TX

                                  SCHEDULE 2-2

                                   SCHEDULE 3

                      EXCEPTIONS TO INSURANCE REQUIREMENTS


                                  SCHEDULE 3-1

                                   SCHEDULE 4

               EXISTING FACILITIES EXEMPT FROM RADIUS RESTRICTION


                                  SCHEDULE 4-1

                                   SCHEDULE 5

              EXCEPTIONS TO TENANT'S REPRESENTATIONS AND WARRANTIES


                                  SCHEDULE 5-1

                                   SCHEDULE 6

                        INITIAL CAPITAL EXPENDITURE ITEMS


                                  SCHEDULE 6-1

                                   SCHEDULE 7

                       MINIMUM WISCONSIN RESIDENCE PRICES


                     WISCONSIN PURCHASE FACILITY                        MINIMUM RESIDENCE PRICE
                     ---------------------------                        -----------------------
1.         Sterling House of Brown Deer                                            $530,000
           4015 West Woodale, Brown Deer, WI

2.         Sterling House of Plymouth                                               $730,00
           112 South River Boulevard, Plymouth WI

3.         Sterling House of Manitowoc                                             $830,000
           5005 Vista Road, Manitowoc WI

                                  SCHEDULE 7-1

                                   SCHEDULE 8

                           MANLIUS FINANCING DOCUMENTS


                                  SCHEDULE 8-1